Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-258520

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 5, 2021)

Cohen & Steers Infrastructure Fund, Inc.

Up to 7,750,000 Shares of Common Stock

Cohen & Steers Infrastructure Fund, Inc. (the “Fund”) is a diversified, closed-end management investment company.

The Fund has entered into a Distribution Agreement, dated August 9, 2021 (the “Distribution Agreement”), with Foreside Fund Services, LLC (the “Distributor”), pursuant to which the Fund may offer and sell up to 7,750,000 shares of the Fund’s common stock, par value $0.001 per share (“Common Shares”), from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the Investment Company Act of 1940, as amended (the “1940 Act”), the minimum price on any day at which Common Shares may be sold will not be less than the then current net asset value (“NAV”) per Common Share plus the per Common Share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a Sub-Placement Agent Agreement, dated August 9, 2021 (the “Sub-Placement Agent Agreement”), with UBS Securities LLC (the “Sub-Placement Agent”) relating to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares. The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of up to 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent.

(continued on next page)

Investing in the Fund’s securities involves certain risks. You could lose some or all of your investment. See “Principal Risks of the Offering” beginning on page S-7 of this Prospectus Supplement, “Principal Risks of the Fund” beginning on page 20 of the accompanying Prospectus, and “Principal Risks of the Fund” in the Fund’s most recent Annual Report on Form N-CSR, as well as any risk factors set forth in the Fund’s other filings with the SEC incorporated herein. You should consider carefully these risks together with all of the other information contained in this prospectus supplement and the accompanying prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated August 9, 2021

(continued from previous page)

The Fund is managed by Cohen & Steers Capital Management, Inc.

Investment Objective and Policies. The Fund’s investment objective is total return with emphasis on income. The Fund’s investment objective is considered fundamental and may not be changed without stockholder approval.

Under normal market conditions, the Fund will invest at least 80% of its managed assets in securities issued by infrastructure companies, which consist of utilities, pipelines, toll roads, airports, railroads, ports, telecommunications companies and other infrastructure companies. This 80% investment policy is non-fundamental and may be changed by the Fund’s Board without stockholder approval. However, the Fund will provide stockholders with written notice at least 60 days’ prior to a change in its 80% investment policy. The Fund may not invest more than 25% of its managed assets in securities of issuers in any one industry, except for securities in infrastructure companies. See “Investment Objective and Policies” in the Prospectus.

Listing and Symbol. The Fund’s currently outstanding Common Shares are, and it is expected that the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the NYSE under the symbol “UTF.” As of August 5, 2021, the last reported sale price for the Common Shares on the NYSE was $28.73 per Common Share, and the NAV of the Common Shares was $27.27 per Common Share, representing a premium to NAV of 5.35%.

This Prospectus Supplement, together with the accompanying Prospectus, dated August 5, 2021, sets forth concisely the information that you should know before investing in the Fund’s securities. You should read this Prospectus Supplement and the accompanying Prospectus, which contain and incorporate by reference important information about the Fund, before deciding whether to invest, and retain it for future reference. A Statement of Additional Information, dated August 5, 2021 (“SAI”), containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into the accompanying Prospectus. This Prospectus Supplement describes the specific details regarding this offering (the “Offering”), including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, or any information incorporated by reference therein, you should rely on this Prospectus Supplement. You may request a free copy of the SAI, the table of contents of which is on page 60 of the accompanying Prospectus, or request other information about the Fund (including the Fund’s annual and semi-annual reports) or make stockholder inquiries by calling the Fund toll-free at 800-330-7348 or by writing to the Fund at its address at 280 Park Avenue, New York, NY 10017, or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of the Fund’s reports and the SAI will also be available from the Fund’s website (www.cohenandsteers.com).

The Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. None of the Fund, the Distributor or the Sub-Placement Agent has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the Fund, the Distributor or the Sub-Placement Agent is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

Prospectus Supplement

Prospectus

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement and the accompanying Prospectus and the SAI, contain (or will contain) or incorporate (or will incorporate) by reference forward-looking statements, within the meaning of the federal securities laws, that involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Fund to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These statements describe the Fund’s plans, strategies, and goals and the Fund’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Fund, based on currently available information. In this Prospectus Supplement and the accompanying Prospectus, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions, and the negative of such terms, are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. By their nature, all forward looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by any forward looking statements. Although the Fund believes that the expectations expressed in these forward looking statements are reasonable, actual results could differ materially from those projected or assumed in these forward looking statements. The Fund’s future financial condition and results of operations, as well as any forward looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Principal Risks of the Offering” section beginning on page S-7 of this Prospectus Supplement, the “Principal Risks of the Fund” section beginning on page 20 of the accompanying Prospectus, and the “Principal Risks of the Fund” section in the Fund’s most recent Annual Report on Form N-CSR, as well as any risk factors set forth in the Fund’s other filings with the SEC incorporated herein, which describe certain currently known risk factors that could cause actual results to differ materially from the Fund’s expectations. The Fund urges you to review carefully that section for a more detailed discussion of the risks associated with an investment in the Fund’s securities. All forward looking statements contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus are made as of the date of this Prospectus. The Fund does not intend, and undertakes no obligation, to update any forward looking statement. The Fund is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act.

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INCORPORATION BY REFERENCE

This Prospectus Supplement is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Prospectus Supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this Prospectus Supplement from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this Prospectus Supplement and the accompanying Prospectus relates or the Offering is otherwise terminated. The information incorporated by reference is an important part of this Prospectus Supplement. Any statement in a document incorporated by reference into this Prospectus Supplement will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this Prospectus Supplement or (2) any other subsequently filed document that is incorporated by reference into this Prospectus Supplement modifies or supersedes such statement. The documents incorporated by reference herein include:

•

our annual report on Form N-CSR for the fiscal year ended December 31, 2020, which includes the Financial Highlights for years ended 2020, 2019, 2018, 2017, and 2016, filed with the SEC on March 8, 2021;

•	our definitive proxy statement on Schedule 14A for our 2021 annual meeting of stockholders, filed with the SEC on March 9, 2021;

•	the Financial Highlights for years ended 2015, 2014, 2013, 2012, and 2011, in our annual report on Form N-CSR for the fiscal year ended December 31, 2015, filed with the SEC on March 4, 2016;

•

the description of the Common Shares contained in our Registration Statement on Form 8-A (File No. 001-32020) filed with the SEC on March 4, 2004, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

To obtain copies of these filings, see “Available Information” in this Prospectus Supplement. We will also provide without charge to each person, including any beneficial owner, to whom this Prospectus Supplement and the accompanying Prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus Supplement or any accompanying Prospectus. You should direct requests for documents by writing to the Fund at 280 Park Avenue, New York, New York 10017.

This Prospectus Supplement and the accompanying Prospectus are also available on our website at www.cohenandsteers.com. Information contained on our website is not incorporated by reference into this Prospectus Supplement or the accompanying Prospectus and should not be considered to be part of this Prospectus Supplement or the accompanying Prospectus.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Common Shares. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus, especially the information under “Principal Risks of the Offering” beginning on page S-7 of this Prospectus Supplement, “Principal Risks of the Fund” beginning on page 20 of the accompanying Prospectus, and “Principal Risks of the Fund” in the Fund’s most recent Annual Report on Form N-CSR, as well as any risk factors set forth in the Fund’s other filings with the SEC incorporated herein by reference for a discussion of factors you should consider carefully before deciding to invest in the Common Shares. See “Incorporation by Reference” and “Available Information.”

The Fund	Cohen & Steers Infrastructure Fund, Inc. (the “Fund”) is a diversified, closed-end management investment company. The Fund was incorporated under the laws of the State of Maryland on January 8, 2004 and commenced investment operations on March 30, 2004.

The Investment Manager	Cohen & Steers Capital Management, Inc. (the “Investment Manager”), a registered investment adviser, located at 280 Park Avenue, New York, New York 10017, is the investment adviser to the Fund. The Investment Manager is a wholly-owned subsidiary of Cohen & Steers, Inc. (“CNS”), a publicly traded company whose shares are listed on the NYSE under the symbol “CNS.”

The Subadvisors

Cohen & Steers Asia Limited (“CNS Asia”), with offices located at 1201-2 Champion Tower, No. 3 Garden Road, Central Hong Kong, is a wholly owned subsidiary of CNS and serves as a Subadvisor pursuant to an agreement with the Investment Manager. CNS Asia provides investment research and advisory services with respect to Asia Pacific real estate securities and provides trade order execution services for the Fund. CNS Asia is a registered investment advisor and was formed in 2005.

Cohen & Steers UK Limited (“CNS UK” and, together with CNS Asia, the “Subadvisors”) with offices located at 50 Pall Mall, 7th Floor, London, SW1Y 5JH, United Kingdom, is a wholly owned subsidiary of CNS and serves as a Subadvisor pursuant to a Subadvisory Agreement. CNS UK provides investment research and advisory services to the Investment Manager in connection with managing the Fund’s investments in Europe and provides trade order execution services for the Fund. CNS UK is a registered investment advisor and was formed in 2006.

Listing and Symbol	The Fund’s currently outstanding Common Shares are, and the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the NYSE under the symbol “UTF.” As of August 5, 2021, the NAV of the Common Shares was $28.73 per Common Share, and the last reported sales price for the Common Shares on the NYSE was $27.27 per Common Share, representing a premium to NAV of 5.35%.

Distributions	The Fund currently pays monthly distributions to its common stockholders. Payment of future distributions is subject to approval by the Fund’s Board of Directors, as well as meeting the covenants of any outstanding borrowings and any applicable asset coverage requirements of the 1940 Act.

The Offering

The Fund has entered into a Distribution Agreement, dated August 9, 2021, with Foreside Fund Services, LLC, pursuant to which the Fund may offer and sell up to 7,750,000 Common Shares, from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. The minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a Sub-Placement Agent Agreement, dated August 9, 2021, with UBS Securities LLC relating to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offering and sale of its Common Shares. The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of up to 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent.

Risks	See “Principal Risks of the Offering” beginning on page S-7 of this Prospectus Supplement, “Principal Risks of the Fund” beginning on page 20 of the accompanying Prospectus, and “Principal Risks of the Fund” in the Fund’s most recent Annual Report on Form N-CSR, as well as any risk factors set forth in the Fund’s other filings with the SEC incorporated herein by reference for a discussion of factors you should consider carefully before deciding to invest in the Common Shares.

Use of Proceeds	The Fund intends to invest the net proceeds of any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after the receipt of such proceeds; however, changes in market conditions could result in the Fund’s anticipated investment period extending to as long as six months. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to use the proceeds primarily for these purposes.

TABLE OF FEES AND EXPENSES

The following table shows the Fund’s expenses, which are borne directly or indirectly by holders of the Common Shares as a percentage of net assets attributable to Common Shares.

Stockholder Transaction Expenses
Sales Load (as a percentage of offering price)	1.00	%(1)
Offering Expenses Borne by the Fund (as a percentage of offering price)	0.02	%(1)
Dividend Reinvestment Fees	None	(2)

	Percentage of Net Assets Attributable to Common Shares
Annual Expenses (as a percentage of net assets attributable to Common Shares)
Management Fees	1.16	%(3)
Interest Payments on Borrowed Funds	0.17	%(4)
Other Expenses	0.81	%(5)

Total Annual Expenses	2.14%

(1)	Estimated maximum amounts based on offering of $225 million in Common Shares. The estimates assume that a 1.00% sales load and $431,000 in common share offering expenses will be paid on $225 million in offered Common Shares. Actual sales load and offering expenses may be higher or lower than these estimates and will be set forth in the Prospectus Supplement if applicable.
(2)	Stockholders participating in the Fund’s Reinvestment Plan generally do not incur any additional fees.
(3)	The Investment Manager’s fee is a monthly fee computed at an annual rate of 0.85% of the Fund’s average daily Managed Assets. Consequently, since the Fund has borrowings outstanding, the investment management fees and other expenses as a percentage of net assets attributable to Common Shares are higher than if the Fund did not utilize a leveraged capital structure.
(4)	Assumes the issuance of $225 million in Common Shares and borrowings from financial institutions representing 27% of Managed Assets at an annual interest expense to the Fund of 2.19%, which is based on the weighted average borrowing cost currently applicable under the Fund’s existing credit facility with BNPP and an assumption that if the Fund issues an additional $225 million in Common Shares it will increase the amount of its credit facility with BNPP from $850 million to approximately $941.5 million in order to maintain approximately the same leverage ratio following the offering of any Common Shares. The actual amount of interest expense borne by the Fund will vary over time. Interest expense is required to be treated as an expense of the Fund for accounting purposes.
(5)	“Other Expenses” are based on estimated amounts for the current year assuming completion of the proposed issuances. The Fund and the Investment Manager have entered into an administration agreement (the “Administration Agreement”) and the Fund and State Street have entered into a co-administration agreement (the “Co-Administration Agreement”). “Other Expenses” includes amounts paid to the Investment Manager under the Administration Agreement, which requires the Fund to pay the Investment Manager an amount equal to, on an annual basis, 0.06% of the Fund’s average daily Managed Assets, and amounts paid to State Street under the Co-Administration Agreement.

The purpose of the table above and the example below is to help you understand the various costs and expenses that you, as a stockholder, would bear directly or indirectly.

EXAMPLE

The following example illustrates the expenses (including the maximum estimated sales load of 1.00% on Common Shares, and estimated offering expenses of $431,000 from the issuance of $225 million in Common Shares) that you would pay on each $1,000 investment in our Common Shares, assuming (1) total net annual expenses of 2.14% in years 1 through 10, (2) a 5% annual return and (3) that all dividends and distributions are reinvested at net asset value.

1 Year	3 Years	5 Years	10 Years
$31	$76	$124	$255

CAPITALIZATION

In accordance with the terms of the Distribution Agreement, the Fund may offer and sell up to 7,750,000 Common Shares, from time to time, through the Distributor (or the Sub-Placement Agent) as the Fund’s agent for the offer and sale of Common Shares. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. The table below assumes that the Fund will sell 7,750,000 Common Shares at a price of $28.73 per Common Share (the last reported sales price of the Common Shares on the NYSE on August 5, 2021). Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be at a price greater or less than $28.73 per Common Share, depending on the market price of the Common Shares at the time of any such sale. The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The following table sets forth the audited capitalization of the Fund as of December 31, 2020, and the adjusted capitalization (unaudited) assuming the Common Shares offered in this prospectus supplement had been issued.

	Actual	As adjusted (unaudited)
Indebtedness:	$850,000,000	$941,544,000
Aggregate Principal Amount of Borrowings
Stockholders’ equity applicable to Common Shares:
Common Shares, $0.001 par value per share.
(The “Actual” column reflects the Fund’s outstanding capitalization of 93,593,116 Common Shares outstanding as of December 31, 2020; the “As adjusted” column assumes the sale of 7,750,000 Common Shares pursuant to this prospectus supplement.)	93,593,116	101,343,116
Paid-in capital*	1,683,193,603	1,903,193,808
Distributions in excess of earnings	620,983,703	620,983,703
NAV	$24.62	$24.91

Net assets applicable to Common Shares	$2,304,177,306	$2,524,177,511

*	As adjusted paid-in surplus reflects a deduction for the estimated underwriting and offering expenses of the Common Shares of $430,720.

USE OF PROCEEDS

Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. Assuming the sale of the 7,750,000 Common Shares available for sale under this Prospectus Supplement and the accompanying Prospectus, the net proceeds to the Fund from this offering will be approximately $220 million (assuming a price of $28.73 per Common Share, which was the last reported sales price of the Common Shares on the NYSE on August 5, 2021) after deducting the maximum commission and estimated offering expenses. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be at a price greater or less than $28.73 per Common Share, depending on the market price of the Common Shares at the time of any such sale. The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts. As a result, the actual net proceeds received by the Fund may be more or less than the amount of net proceeds estimated in this paragraph.

The Fund intends to invest the net proceeds of any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after the receipt of such proceeds; however, changes in market conditions could result in the Fund’s anticipated investment period extending to as long as six months. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to use the proceeds primarily for these purposes.

PRICE RANGE OF COMMON SHARES

The following table sets forth for the quarters indicated, the high and low sale prices on the NYSE per share of the Common Shares and the net asset value and the premium or discount from net asset value per share at which the Common Shares were trading, expressed as a percentage of net asset value, at each of the high and low sale prices provided.

	Market Price		NAV		Discount
Quarter Ended	High	Low	High	Low	High	Low
March 31, 2019	$24.52	$19.76	$25.80	$21.95	(3.44)%	(10.51)%
June 30, 2019	$25.95	$23.51	$27.05	$25.08	(0.75)%	(7.91)%
September 30, 2019	$27.34	$25.37	$27.44	$25.94	0.85%	(4.08)%
December 31, 2019	$27.16	$25.13	$27.79	$26.08	1.40%	(6.51)%
March 31, 2020	$27.62	$12.99	$29.08	$15.45	(3.05)%	(25.21)%
June 30, 2020	$24.49	$15.99	$25.08	$19.01	(0.04)%	(16.19)%
September 30, 2020	$23.97	$21.76	$24.02	$22.16	0.59%	(3.79)%
December 31, 2020	$26.43	$22.28	$25.24	$22.57	6.92%	(3.59)%
March 31, 2021	$27.93	$25.16	$25.72	$23.74	10.84%	2.73%
June 30, 2021	$29.70	$27.37	$27.98	$25.83	12.38%	1.62%

The last reported price for our Common Shares on August 5, 2021 was $28.73 per share. As of August 5, 2021, the net asset value per share of the Fund’s Common Shares was $27.27. Accordingly, our Common Shares traded at a premium to net asset value of 5.35% on August 5, 2021.

PRINCIPAL RISKS OF THE OFFERING

Investing in the Common Shares involves risk, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. Therefore, you should consider the specific risk factors and special considerations associated with investing in the Fund. See “Principal Risks of the Fund” beginning on page 20 of the accompanying Prospectus and “Principal Risks of the Fund” in the Fund’s most recent Annual Report on Form N-CSR, as well as any risk factors set forth in the Fund’s other filings with the SEC incorporated herein by reference for a discussion of factors you should consider carefully before deciding to invest in the Common Shares. See “Incorporation by Reference” and “Available Information.”

PURCHASE AT A PREMIUM TO NET ASSET VALUE

The Common Shares have in the past traded at a premium to net asset value per share which may not be sustainable. If the Common Shares are trading at a premium to net asset value at the time you purchase Common Shares, you will experience an immediate reduction in the intrinsic value of the Common Shares you purchase in comparison with the market price of the Common Shares. Please see “Price Range of Common Shares” on page S-6 for further information about our historical prices of the Common Shares and premium or discount to net asset value.

RISK OF MARKET PRICE DISCOUNT FROM NET ASSET VALUE

Shares of closed-end investment companies frequently trade at a discount from their NAV. This characteristic is a risk separate and distinct from the risk that NAV could decrease as a result of investment activities and may be greater for investors expecting to sell their Common Shares in a relatively short period following completion of this offering. Whether investors will realize gains or losses upon the sale of Common Shares will depend not upon the Fund’s NAV but entirely upon whether the market price of the Common Shares at the time of sale is above or below the investor’s purchase price for the Common Shares. Because the market price of the Common Shares will be determined by factors such as relative supply of and demand for Common Shares in the market, general market and economic conditions, and other factors beyond the control of the Fund, the Investment Manager cannot predict whether the Common Shares will trade at, above or below NAV.

INVESTMENT RISK

An investment in the Fund is subject to investment risk, including the possible loss of the entire principal amount that you invest.

MARKET RISK

An investment in the Fund represents an indirect investment in the securities owned by the Fund. The value of these securities, like other investments, may move up or down, sometimes rapidly and unpredictably. The Common Shares, at any point in time, may be worth less than what was initially invested, even after taking into account the reinvestment of dividends and distributions.

PLAN OF DISTRIBUTION

The Fund has entered into a Distribution Agreement, dated August 9, 2021, with Foreside Fund Services, LLC, pursuant to which the Fund may offer and sell up to 7,750,000 Common Shares, from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. The minimum price on any day at which Common Shares may be sold will not be less than the Minimum Price, which will be equal to the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor. The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a Sub-Placement Agent Agreement, dated August 9, 2021, with UBS Securities LLC relating to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares.

The Distributor (or the Sub-Placement Agent) will provide written confirmation to the Fund not later than the opening of the trading day on the NYSE following any trading day on which Common Shares are sold. Each confirmation will include the number of Common Shares sold on the preceding day, the net proceeds to the Fund and the compensation payable by the Fund to the Distributor in connection with the sales.

The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of up to 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus.

Settlement for sales of Common Shares will occur on the second trading day following the date on which such sales are made in return for payment of the net proceeds to the Fund. There is no arrangement for funds to be deposited in escrow, trust or similar arrangement.

In connection with the sale of Common Shares on behalf of the Fund, the Distributor may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Distributor may be deemed to be underwriting commissions or discounts.

The Fund has agreed to indemnify the Distributor against certain civil liabilities, including liabilities under the Securities Act. The Distributor has agreed to indemnify the Sub-Placement Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of Common Shares pursuant to the Distribution Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject to the Distribution Agreement or (2) the termination of the Distribution Agreement. The Distribution Agreement may be terminated at any time, without the payment of any penalty, by the Fund or by the Distributor, on sixty days’ written notice to the other party.

The Common Shares may not be sold through the Distributor or the Sub-Placement Agent without delivery or deemed delivery of this Prospectus Supplement and the accompanying Prospectus describing the method and terms of the offering of the Common Shares.

The Sub-Placement Agent, its affiliates or their respective employees hold or may hold in the future, directly or indirectly, investment interests in the Fund. The interests held by the Sub-Placement Agent, its affiliates or their respective employees are not attributable to, and no investment discretion is held by, the Sub-Placement Agent, its affiliates or their respective affiliates.

The principal business address of Foreside Fund Services, LLC is Three Canal Plaza, Suite 100, Portland, Maine 04101. The principal business address of UBS Securities LLC is 1285 Avenue of the Americas, New York, New York 10019.

LEGAL MATTERS

Certain legal matters will be passed on by Venable LLP, 750 East Pratt Street, Baltimore, Maryland, 21202, in connection with the offering of the securities.

AVAILABLE INFORMATION

This Prospectus Supplement, the accompanying Prospectus and the documents incorporated herein or therein by reference constitute part of a Registration Statement filed by the Fund with the SEC under the Securities Act, and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

BASE PROSPECTUS

Dated August 5, 2021

$225,000,000

Cohen & Steers Infrastructure Fund, Inc.

Common Stock

Subscription Rights to Purchase Common Stock

THE FUND

Cohen & Steers Infrastructure Fund, Inc., a Maryland corporation (the “Fund”), is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

INVESTMENT OBJECTIVE AND POLICIES

The Fund’s investment objective is total return with emphasis on income. The Fund’s investment objective is considered fundamental and may not be changed without stockholder approval. The Fund seeks to achieve its investment objective by investing at least 80% of its “Managed Assets” (i.e., net assets plus assets obtained through leverage) in securities issued by infrastructure companies, which consist of utilities, pipelines, toll roads, airports, railroads, ports, telecommunications companies and other infrastructure companies. There can be no assurance that the Fund will achieve its investment objective.

The Fund was incorporated under the laws of the State of Maryland on January 8, 2004 and commenced investment operations on March 30, 2004. An investment in the Fund is not appropriate for all investors.

We may offer, from time to time, in one or more offerings, our shares of common stock, par value $0.001 per share (“common shares”), and/or our subscription rights to purchase our common shares, which we refer to collectively as the “securities.” Securities may be offered at prices and on terms to be set forth in one or more supplements to this prospectus (this “Prospectus” and each supplement thereto, a “Prospectus Supplement”). You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our securities.

Our securities may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The Prospectus Supplement relating to the offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. We may offer subscription rights for common shares. The Prospectus Supplement relating to any offering of subscription rights will set forth the number of common shares issuable upon the exercise of each right and the other terms of such rights offering. We may not sell any of our securities through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our securities. Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “UTF.” On August 3, 2021, the last reported sale price of our common shares was $28.36. The net asset value of the Fund’s common shares at the close of business on August 3, 2021 was $27.18 per share.

Shares of closed-end funds often trade at a discount from net asset value. This creates a risk of loss for an investor purchasing shares in a public offering.

Investing in the Fund’s securities involves risks. See “Principal Risks of the Fund” beginning on page 20 for factors that should be considered before investing in securities of the Fund.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus may not be used to consummate sales of securities by us through agents, underwriters or dealers unless accompanied by a Prospectus Supplement.

This Prospectus, together with an applicable Prospectus Supplement, sets forth concisely the information about the Fund that a prospective investor should know before investing. You should read this Prospectus, together with an applicable Prospectus Supplement, which contains important information about the Fund, before deciding whether to invest in the securities, and retain it for future reference. A Statement of Additional Information, dated August 5, 2021 (the “SAI”), containing additional information about the Fund, has been filed with the Securities and Exchange Commission and is incorporated by reference in its entirety into this Prospectus. You can review the table of contents of the SAI on page 60 of this Prospectus. You may receive free of charge a copy of the SAI or the Fund’s annual and semi-annual reports to stockholders by visiting our website at www.cohenandsteers.com, by calling 800-330-7348, or by writing to the Fund, or obtain a copy (and other information regarding the Fund) from the Securities and Exchange Commission’s web site (http://www.sec.gov). The SAI is only updated in connection with an offering and is therefore not available on the Fund’s website.

Our securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

You should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer to sell these securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date of this Prospectus or the date of the applicable Prospectus Supplement.

As permitted by regulations adopted by the U.S. Securities and Exchange Commission, paper copies of the Fund’s annual and semi-annual stockholder reports will not be sent by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on the Fund’s website at www.cohenandsteers.com, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you have already elected to receive stockholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive stockholder reports and other communications from a Fund electronically anytime by contacting your financial intermediary or, if you are a direct investor, by signing up at www.cohenandsteers.com.

You may elect to receive all future reports in paper free of charge. If you invest through a financial intermediary, you can contact your financial intermediary or, if you are a direct investor, you can call (866) 227-0757 to let the Fund know you wish to continue receiving paper copies of your stockholder reports. Your election to receive reports in paper will apply to all Funds held in your account if you invest through your financial intermediary or all Funds held within the fund complex if you invest directly with the Fund.

PROSPECTUS SUMMARY

This is only a summary. This summary is not complete and may not contain all of the information that you should consider before investing in Cohen & Steers Infrastructure Fund, Inc.’s (the “Fund”) securities. You should review carefully the more detailed information contained in this Prospectus and in the Statement of Additional Information (the “SAI”), as well as in the documents incorporated by reference into this Prospectus identified under the heading “Incorporation by Reference”, especially the information set forth under the heading “Principal Risks of the Fund” on page 20 of this Prospectus and “Principal Risks of the Fund” in the Fund’s annual report on Form N-CSR for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021.

THE FUND

Cohen & Steers Infrastructure Fund, Inc., a Maryland corporation, is a diversified, closed-end management investment company. The Fund was incorporated as a Maryland corporation on January 8, 2004. Throughout this Prospectus, we refer to Cohen & Steers Infrastructure Fund, Inc.as the “Fund” or as “we.” See “The Fund.” The Fund’s outstanding shares of common stock, par value $0.001 per share (“common shares”), are listed on the New York Stock Exchange (the “NYSE”) under the symbol “UTF.”

THE OFFERING

We may offer, from time to time, in one or more offerings, our common shares, or our subscription rights to purchase our common shares, which we refer to collectively as the “securities.” The securities may be offered at prices and on terms to be set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). The offering price per common share will not be less than the net asset value per common share at the time we make the offering, exclusive of any underwriting commissions or discounts; however, transferable rights offerings that meet certain conditions may be offered at a price below the then current net asset value per common share. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our securities. Our securities may be offered directly to one or more purchasers, through agents designated from time to time by us, or through underwriters or dealers. The Prospectus Supplement relating to the offering will identify any agents, underwriters or dealers involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. The Prospectus Supplement relating to any offering of subscription rights will set forth the number of common shares issuable upon the exercise of each right and the other terms of such rights offering.

We may not sell any of our securities through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering.

INVESTMENT OBJECTIVE AND POLICIES

The Fund’s investment objective is total return with emphasis on income. The Fund’s investment objective is considered fundamental and may not be changed without stockholder approval.

In making investment decisions with respect to common stocks and other equity securities issued by infrastructure companies, the Investment Manager and Subadvisors will rely on a fundamental analysis of each company. Securities will be evaluated for their potential to provide an attractive total return through a combination of current income and capital appreciation. The Investment Manager and Subadvisors review each company’s potential for success in light of general economic and industry trends, as well as the company’s quality of management, financial condition, business plan, industry and sector market position, dividend payout ratio, corporate governance and environmental, social and governance (ESG) factors. The Investment Manager and Subadvisors utilize a value-oriented approach, and evaluates each company’s valuation on the basis of relative price/cash flow and price/earnings multiples, earnings growth rate, dividend yield, and price/book value, among other metrics. These equity securities can consist of: common stocks; rights or warrants to purchase common stocks; securities convertible into common stocks where the conversion feature represents, in the Investment Manager’s and Subadvisors’ view, a significant element of the securities’ value; preferred stocks; and equity units.

Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in securities issued by infrastructure companies, which consist of utilities, pipelines, toll roads, airports, railroads, ports, telecommunications companies and other infrastructure companies. This 80% investment policy is non-fundamental and may be changed by the Board of Directors of the Fund (the “Board” and each member of the Board, individually, a “Director”) without stockholder approval. However, the Fund will provide stockholders with written notice at least 60 days’ prior to a change in its 80% investment policy. The Fund may not invest more than 25% of its Managed Assets in securities of issuers in any one industry, except for securities in infrastructure companies.

Infrastructure companies are companies that derive at least 50% of their revenues from, or have at least 50% of their assets committed to, the:

•	generation, transmission, sale or distribution of electric energy;

•	distribution, purification and treatment of water;

•	production, transmission or distribution of natural resources used to produce energy; and

•	provision of communication services, including cable television, satellite, microwave, radio, telephone and other communications media.

In addition, infrastructure companies are companies that derive at least 50% of their revenues from, or have at least 50% of their assets committed to, the management, ownership and/or operation of infrastructure assets or construction, development or financing of infrastructure assets, such as pipelines, toll roads, airports, railroads or ports. Infrastructure companies also include energy-related companies organized as master limited partnerships and their affiliates.

The Fund may also invest up to 25% of its Managed Assets in energy-related MLPs and their affiliates and Canadian royalty trusts.

The Fund may invest in preferred securities and other fixed income securities issued by any type of company, including traditional preferred securities, hybrid-preferred securities that have investment and economic characteristics of both preferred stock and debt securities and convertible securities. The Fund is also permitted to invest up to 25% of its Managed Assets, in securities that at the time of investment are rated below investment grade or that are unrated but judged to be below investment grade by the Investment Manager and Subadvisors. These below investment grade securities are commonly referred to as “junk bonds” and are regarded as having predominantly speculative characteristics with respect to the payment of interest and repayment of principal. Securities rated non-investment grade (lower than “BBB-” by S&P Global Ratings (“S&P”) or lower than “Baa3” by Moody’s Investors Service, Inc. (“Moody’s”)) are sometimes referred to as “high yield” or “junk” bonds. The Fund may only invest in high yield securities that are rated “CCC” or higher by S&P, or rated “Caa” or higher by Moody’s, or unrated securities determined by the Investment Manager and Subadvisors to be of comparable quality. The issuers of these securities have a currently identifiable vulnerability to default and such issues may be in default or there may be present elements of danger with respect to principal or interest. The Fund will not invest in securities that are in default at the time of purchase.

The Fund may invest in foreign securities and emerging market securities. The Fund has no geographic restrictions and expects to invest in infrastructure companies primarily in developed countries, but may invest in securities of infrastructure companies domiciled in emerging market countries. The Fund may invest in securities of closed-end funds, open-end funds, ETFs and other investment companies, to the extent permitted under Section 12(d)(1) of the 1940 Act and the rules thereunder, or any exemption granted under the 1940 Act.

The Fund will generally not invest more than 10% of the Fund’s total assets in the securities of one issuer.

Unless otherwise stated herein or in the SAI, the Fund’s investment policies are non-fundamental policies and may be changed by our Board of Directors (the “Board” and each member of the Board individually a “Director”) without prior stockholder approval. Unless otherwise expressly stated in this Prospectus or the SAI, or otherwise required by applicable law, all percentage and ratings or credit quality limitations stated herein or in the SAI apply only at the time of investment and subsequent changes in value, ratings downgrades or changes in credit quality will not result in the Fund being required to dispose of any portfolio security.

No assurance can be given that the Fund will achieve its investment objective. See “Investment Objective and Policies” in the Prospectus.

INVESTMENT ADVISER

Cohen & Steers Capital Management, Inc. (the “Investment Manager”), a registered investment adviser, located at 280 Park Avenue, New York, New York 10017, is the investment adviser to the Fund. The Investment Manager is a wholly-owned subsidiary of Cohen & Steers, Inc. (“CNS”), a publicly traded company whose shares are listed on the NYSE under the symbol “CNS.”

USE OF LEVERAGE

The Fund currently seeks to enhance the level of its distributions and total return through the use of leverage. The Fund may utilize leverage in an amount up to 33 1/3% of its Managed Assets through the use of leverage. Under the 1940 Act, the Fund may utilize leverage through (i) borrowings in an aggregate amount of up to 33 1/3% of the Fund’s Managed Assets immediately after such borrowings and (ii) the issuance of preferred stock (“Preferred Shares”) in an aggregate amount of up to 50% of the Fund’s Managed Assets immediately after such issuance. In addition, the Fund may utilize leverage through reverse repurchase agreements (“Reverse Repurchase Agreements”), in an aggregate amount of up to 50% of the Fund’s Managed Assets. The Fund has no current intention to issue Preferred Shares or enter into Reverse Repurchase Agreements. The Fund also may borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions.

The Fund may also engage in various derivatives transactions to seek to generate return, facilitate portfolio management and mitigate risks. Certain derivatives transactions effect a form of economic leverage on the Fund’s portfolio and may be subject to the risks associated with the use of leverage. There is no assurance that the Fund will utilize leverage or, if leverage is utilized, that it will be successful. The net asset value of the Fund’s common shares may be reduced by the issuance or incurrence costs of any leverage. See “Leverage Risk.

INVESTMENT MANAGER AND SUBADVISORS

The Investment Manager of the Fund pursuant to an investment management agreement (the “Investment Management Agreement”). The Investment Manager was formed in 1986, and as of June 30, 2021 had $96.2 billion in assets under management. Its clients include pension plans, endowment funds and registered investment companies, including some of the largest open-end and closed-end real estate funds. The Investment Manager is a wholly owned subsidiary of CNS. The Investment Manager is responsible for the management of the Fund’s portfolio and for the supervision and ongoing monitoring of the Subadvisors. See “Management of the Fund—Investment Management and Subadvisors.” The Investment Manager has responsibility for providing administrative services and assisting the Fund with operational needs pursuant to an administration agreement (the “Administration Agreement”). The Fund also has entered into an agreement with State Street to perform certain administrative functions subject to the supervision of the Investment Manager. See “Management of the Fund—Administrator and Co-Administrator.”

The fees of the Subadvisors are paid by the Investment Manager (and not the Fund) out of its investment advisory fee received from the Fund under the Investment Management Agreement. References in this Prospectus to activities and responsibilities of the Investment Manager may be performed by one or more of the Subadvisors.

FEES AND EXPENSES

The Fund pays the Investment Manager a monthly fee computed at the annual rate of 0.85% of the Fund’s average daily Managed Assets. See “Management of the Fund—Investment Manager and Subadvisors.” Because the Fund utilizes leverage, the fees paid to the Investment Manager and the Subadvisors for investment advisory and management services are higher than if the Fund did not utilize leverage because the fees paid are calculated based on the Fund’s Managed Assets, which include the liquidation preference of Preferred Shares outstanding, if any, the principal amount of outstanding Borrowings and the proceeds of any Reverse Repurchase Agreements. The Fund’s investment management fees and other expenses are paid only by the Common Stockholders, and not by holders of Preferred Shares, if any. See “Use of Leverage.”

MARKET PRICE OF SHARES; NOT INTENDED FOR ALL INVESTORS

Shares of closed-end investment companies frequently trade at prices lower than NAV. Shares of closed-end investment companies have during some periods traded at prices higher than NAV and during other periods traded at prices lower than NAV. The Fund cannot assure you that common shares will trade at a price equal to or higher than NAV in the future. In addition to NAV, market price may be affected by factors relating to the Fund such as dividend levels and stability (which will in turn be affected by Fund expenses, including the costs of any leverage used by the Fund, levels of interest payments by the Fund’s portfolio holdings, levels of appreciation/depreciation of the Fund’s portfolio holdings, regulation affecting the timing and character of Fund distributions and other factors), portfolio credit quality, liquidity, call protection, market supply and demand and similar factors relating to the Fund’s portfolio holdings. See “Use of Leverage,” “Principal Risks of the Fund,” “Principal Risks of the Fund—Risk of Market Price Discount from Net Asset Value,” “Description of the Securities” and “Repurchase of Shares”. The common shares are designed for long-term investors who are able to bear the risks of investing in the Fund, and should not be treated as short-term trading vehicles and should not be purchased by investors who are not able to bear such risks.

DIVIDENDS AND DISTRIBUTIONS

Dividends from net investment income and capital gain distributions are determined in accordance with U.S. federal income tax regulations, which may differ from GAAP. Dividends from net investment income, if any, are authorized and declared quarterly and paid monthly. Net realized capital gains, unless offset by any available capital loss carryforward, are typically distributed to stockholders at least annually. Dividends and distributions to stockholders are recorded on the ex-dividend date and are automatically reinvested in full and fractional shares of the Fund in accordance with the Fund’s Reinvestment Plan (as defined below), unless the stockholder has elected to have them paid in cash.

The Fund has a managed distribution policy (the “Policy”) in accordance with exemptive relief issued by the SEC. The Policy gives the Fund greater flexibility to realize long-term capital gains throughout the year and to distribute those gains on a more regular basis to stockholders. In accordance with the Policy, the Fund currently distributes $0.1550 per common share on a monthly basis. Therefore, regular monthly distributions throughout the year may include a portion of estimated realized long-term capital gains, along with net investment income, short-term capital gains and return of capital.

The Fund may therefore pay distributions in excess of the Fund’s investment company taxable income and net realized gains. This excess would be a return of capital distributed from the Fund’s assets. Distributions of capital decrease the Fund’s total assets and, therefore, could have the effect of increasing the Fund’s expense ratio. In addition, in order to make these distributions, the Fund may have to sell portfolio securities at a less than opportune time. These effects could have a negative impact on the price investors receive when they sell common shares. See “Dividends and Distributions—Managed Distribution Plan” and “Taxation.”

The actual source of all distributions paid by the Fund, including net investment income, is subject to change and is not determined until after the end of the year.

If the Fund does not generate sufficient earnings (dividends and interest income and realized net capital gain) equal to or in excess of the aggregate distributions paid by the Fund in a given year, then the amount distributed in excess of the Fund’s earnings would generally be deemed a return of capital to the extent of the stockholder’s tax basis in the shares (reducing the basis accordingly) and as capital gains thereafter. Since a return of capital is considered a return of a portion of a stockholder’s original investment, it is generally not taxable and is treated as a reduction in the stockholder’s tax basis, thereby increasing the stockholder’s potential taxable gain or reducing the potential taxable loss on the sale of the common shares.

You should not draw any conclusions about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the Policy. Distributions sourced from paid-in capital should not be considered as the dividend yield or total return of an investment in the Fund. Stockholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Stockholders should not assume that the source of a distribution from the Fund is net profit.

In accordance with the Policy, the Fund is required to adhere to certain conditions in order to distribute long-term capital gains during the year. The Board may amend, terminate or suspend the Policy at any time, which could have an adverse effect on the market price of the common shares.

DIVIDEND REINVESTMENT PLAN

The Fund has a dividend reinvestment plan (the “Reinvestment Plan”) commonly referred to as an “opt-out” plan. Each Common Stockholder who participates in the Reinvestment Plan will have all distributions of dividends automatically reinvested in additional common shares. Common Stockholders who elect not to participate in the Reinvestment Plan will receive all distributions in cash. Stockholders whose common shares are held in the name of a broker or nominee should contact the broker or nominee to determine whether and how they may participate in the Reinvestment Plan. See “Taxation.”

CUSTODIAN, TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND REGISTRAR

State Street Bank and Trust Company (“State Street”) acts as custodian.

Computershare Inc. (“Computershare”) acts as transfer agent, dividend disbursing agent and registrar for the Fund.

See “Custodian, Transfer Agent, Dividend Disbursing Agent and Registrar.”

PRINCIPAL RISKS OF THE FUND

The Fund is a diversified, closed-end management investment company designed primarily as a long-term investment and not as a trading vehicle. The Fund is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Fund will achieve its investment objective.

A summary of certain risks associated with an investment in the Fund is set forth below. It is not complete and you should read and consider carefully the more detailed list of risks described in “Principal Risks of the Fund” in the Prospectus and “Principal Risks of the Fund” in the Fund’s annual report on Form N-CSR for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021.

The Fund is subject to numerous risks including, but not limited to:

•

Risk of Market Price Discount From Net Asset Value. Shares of closed-end investment companies frequently trade at a discount from their NAV. This characteristic is a risk separate and distinct from the risk that NAV could decrease as a result of investment activities.

•	Investment Risk. An investment in the Fund is subject to investment risk, including the possible loss of the entire principal amount that you invest.

•

Market Risk. Your investment in common shares represents an indirect investment in the preferred securities, debt securities and other investments owned by the Fund. The value of these securities, like other investments, may move up or down, sometimes rapidly and unpredictably. The Fund may utilize leverage, which magnifies this risk. Your common shares at any point in time may be worth less than what you invested, even after taking into account the reinvestment of Fund dividends and distributions. See “Use of Leverage—Leverage Risk.”

•

Infrastructure Companies Risk. Securities and instruments of infrastructure companies are more susceptible to adverse economic or regulatory occurrences affecting their industries. Infrastructure companies may be subject to a variety of factors that may adversely affect their business or operations, including high interest costs in connection with capital construction and improvement programs, high leverage, costs associated with environmental and other regulations, the effects of economic slowdown, surplus capacity, increased competition from other providers of services, uncertainties concerning the availability of fuel at reasonable prices, the effects of energy conservation policies and other factors.

•

MLPS and Energy Investments Risks. “Master Limited Partnerships” (“MLPS”) in the energy sector are subject to risks that differ from a similar investment in equity securities, such as common stock, of a corporation. As compared to common stockholders of a corporation, holders of such equity securities have more limited control and limited rights to vote on matters affecting the partnership. There are certain tax risks associated with an investment in certain MLP units (described further under “Tax Risk” below).

•

Energy Sector Risks. The Fund will be subject to more risks related to the energy sector than if the Fund were more broadly diversified over numerous sectors of the economy. A downturn in the energy sector of the economy could have a larger impact on the Fund than on an investment company that does not concentrate in the sector. Recent uncertainty in the energy markets has had an adverse effect on energy-related securities, including MLPs, and it is unclear when these markets may stabilize.

•

Interest Rate Risk to MLPs and Energy Investments. Rising interest rates could increase the costs of capital thereby increasing operating costs and reducing the ability of MLPs and other entities operating in the energy sector to carry out acquisitions or expansions in a cost-effective manner. As a result, rising interest rates could negatively affect the financial performance of MLPs and other entities operating in the energy sector.

In addition to the foregoing, the Fund is subject to general economic and market risks that could impact the Fund’s performance. Investors should read and consider carefully the more detailed risks described in “Principal Risks of the Fund” in the Prospectus and “Principal Risks of the Fund” in the Fund’s annual report on Form N-CSR for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021.

SUMMARY OF FUND EXPENSES

The following table shows the Fund’s expenses, which are borne directly or indirectly by holders of the Fund’s common shares as a percentage of net assets attributable to common shares.

Stockholder Transaction Expenses
Sales Load (as a percentage of offering price)	1.00	%(1)
Offering Expenses Borne by the Fund (as a percentage of offering price)	0.02	%(1)
Dividend Reinvestment Fees	None	(2)

	Percentage of Net Assets Attributable to common shares
Annual Expenses (as a percentage of net assets attributable to common shares)
Management Fees	1.16	%(3)
Interest Payments on Borrowed Funds	0.17	%(4)
Other Expenses	0.81	%(5)

Total Annual Expenses	2.14%

(1)

Estimated maximum amounts based on offering of $225 million in common shares. The estimates assume that a 1.00% sales load and $431,000 in common share offering expenses will be paid on $225 million in offered common shares. Actual sales load and offering expenses may be higher or lower than these estimates and will be set forth in the Prospectus Supplement if applicable.

(2)	Stockholders participating in the Fund’s Reinvestment Plan generally do not incur any additional fees.
(3)

The Investment Manager’s fee is a monthly fee computed at an annual rate of 0.85% of the Fund’s average daily Managed Assets. Consequently, since the Fund has borrowings outstanding, the investment management fees and other expenses as a percentage of net assets attributable to common shares are higher than if the Fund did not utilize a leveraged capital structure.

(4)

Assumes the issuance of $225 million in common shares and borrowings from financial institutions representing 27% of Managed Assets at an annual interest expense to the Fund of 2.19%, which is based on the weighted average borrowing cost currently applicable under the Fund’s existing credit facility with BNPP and an assumption that if the Fund issues an additional $225 million in common shares it will increase the amount of its credit facility with BNPP from $850 million to $896 million in order to maintain approximately the same leverage ratio following the offering of any common shares. The actual amount of interest expense borne by the Fund will vary over time. Interest expense is required to be treated as an expense of the Fund for accounting purposes.

(5)

“Other Expenses” are based on estimated amounts for the current year assuming completion of the proposed issuances. The Fund and the Investment Manager have entered into an administration agreement (the “Administration Agreement”) and the Fund and State Street have entered into a co-administration agreement (the “Co-Administration Agreement”). “Other Expenses” includes amounts paid to the Investment Manager under the Administration Agreement, which requires the Fund to pay the Investment Manager an amount equal to, on an annual basis, 0.06% of the Fund’s average daily Managed Assets, and amounts paid to State Street under the Co-Administration Agreement.

The purpose of the table above and the example below is to help you understand the various costs and expenses that you, as a stockholder, would bear directly or indirectly. For a more complete description of the various costs and expenses a common stockholder would bear in connection with the issuance and ongoing maintenance of any preferred shares or notes issued by the Fund, see “Principal Risk of the Fund—Leverage Risk.”

EXAMPLE

The following example illustrates the expenses (including the maximum estimated sales load of 1.00% on common shares, and estimated offering expenses of $431,000 from the issuance of $225 million in common shares) that you would pay on each $1,000 investment in our common shares, assuming (1) total net annual expenses of 2.14% in years 1 through 10, (2) a 5% annual return and (3) that all dividends and distributions are reinvested at net asset value.

1 Year	3 Years	5 Years	10 Years
$31	$76	$124	$255

*

The examples above should not be considered a representation of future expenses. Actual expenses may be higher or lower. The example assumes that the estimated “Other Expenses” set forth in the Annual Expenses table is accurate and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

THE FUND

The Fund is a diversified, closed-end management investment company registered under the 1940 Act. The Fund was incorporated as a Maryland corporation on January 8, 2004. The Fund’s principal office is located at 280 Park Avenue, New York, New York 10017, and its telephone number is (212) 832-3232.

USE OF PROCEEDS

The Investment Manager anticipates that the investment of the proceeds will be made in accordance with the Fund’s investment objective and policies as appropriate investment opportunities are identified, which is expected to substantially be completed within three months; however, changes in market conditions could result in the Fund’s anticipated investment period extending to as long as six months. Depending on market conditions and operations, a portion of the cash held by the Fund, including any proceeds raised from this offering, may be used to pay distributions in accordance with the Fund’s distribution policy.

INVESTMENT OBJECTIVE AND POLICIES

GENERAL

The Fund’s investment objective is total return with emphasis on income. The Fund’s investment objective is considered fundamental and may not be changed without stockholder approval. There can be no assurance that the Fund will achieve its investment objective. Unless otherwise indicated in this Prospectus or the SAI, the Fund’s investment policies are considered non-fundamental and may be changed by the Fund’s Board of Directors without stockholder approval.

Under normal market conditions, the Fund invests at least 80% of its Managed Assets in securities issued by infrastructure companies, which consist of utilities, pipelines, toll roads, airports, railroads, ports, telecommunications companies and other infrastructure companies. Infrastructure companies are companies that derive at least 50% of their revenues from, or have at least 50% of their assets committed to, the:

•	generation, transmission, sale or distribution of electric energy;

•	distribution, purification and treatment of water;

•	production, transmission or distribution of natural resources used to produce energy; and

•	provision of communication services, including cable television, satellite, microwave, radio, telephone and other communications media.

In addition, infrastructure companies are companies that derive at least 50% of their revenues from, or have at least 50% of their assets committed to, the management, ownership and/or operation of infrastructure assets or construction, development or financing of infrastructure assets, such as pipelines, toll roads, airports, railroads or ports. Infrastructure companies also include energy-related companies organized as master limited partnerships and their affiliates.

INVESTMENT PORTFOLIO

The Fund pursues its investment objective primarily by investing in securities issued by infrastructure companies, which consist of utilities, pipelines, toll roads, airports, railroads, ports, telecommunications companies and other infrastructure companies. In making investment decisions with respect to common stocks and other equity securities issued by infrastructure companies, the Investment Manager and Subadvisors will rely on a fundamental analysis of each company. Securities will be evaluated for their potential to provide an attractive total return through a combination of current income and capital appreciation. The Investment Manager and Subadvisors review each company’s potential for success in light of general economic and industry trends, as well as the company’s quality of management, financial condition, business plan, industry and sector market position, dividend payout ratio, corporate governance and environmental, social and governance (ESG) factors. The Investment Manager and Subadvisors utilize a value-oriented approach, and evaluates each company’s valuation on the basis of relative price/cash flow and price/earnings multiples, earnings growth rate, dividend yield, and price/book value, among other metrics. These equity securities can consist of: common stocks; rights or warrants to purchase common stocks; securities convertible into common stocks where the conversion feature represents, in the Investment Manager’s or Subadvisors’ view, a significant element of the securities’ value; preferred stocks; and equity units.

Under normal market conditions, the Fund will invest at least 80% of its Managed Assets in securities issued by infrastructure companies, which consist of utilities, pipelines, toll roads, airports, railroads, ports, telecommunications companies and other infrastructure companies. This 80% investment policy is non-fundamental and may be changed by the Fund’s Board without stockholder approval. However, the Fund will provide stockholders with written notice at least 60 days’ prior to a change in its 80% investment policy. The Fund may not invest more than 25% of its Managed Assets in securities of issuers in any one industry, except for securities in infrastructure companies.

The Fund may invest up to 25% of its Managed Assets in energy-related MLPs and their affiliates and Canadian royalty trusts.

The Fund may invest in preferred securities and other fixed income securities issued by any type of company, including traditional preferred securities, hybrid-preferred securities that have investment and economic characteristics of both preferred stock and debt securities and convertible securities.

The Fund is also permitted to invest up to 25% of its Managed Assets, in securities that at the time of investment are rated below investment grade or that are unrated but judged to be below investment grade by the Investment Manager and Subadvisors.

The Fund may invest in foreign securities and emerging market securities. The Fund has no geographic restrictions and expects to invest in infrastructure companies primarily in developed countries, but may invest in securities of infrastructure companies domiciled in emerging market countries. The Fund may invest in securities of closed-end funds, open-end funds, ETFs and other investment companies, to the extent permitted under Section 12(d)(1) of the 1940 Act and the rules thereunder, or any exemption granted under the 1940 Act. The Fund will generally not invest more than 10% of the Fund’s total assets in the securities of one issuer.

PRIMARY INVESTMENT STRATEGIES AND TECHNIQUES

Infrastructure Companies. Infrastructure companies are companies that derive at least 50% of their revenues from, or have at least 50% of their assets committed to, the:

•	generation, transmission, sale or distribution of electric energy;

•	distribution, purification and treatment of water;

•	production, transmission or distribution of natural resources used to produce energy; and

•	provision of communication services, including cable television, satellite, microwave, radio, telephone and other communications media.

In addition, infrastructure companies are companies that derive at least 50% of their revenues from, or have at least 50% of their assets committed to, the management, ownership and/or operation of infrastructure assets or construction, development or financing of infrastructure assets, such as pipelines, toll roads, airports, railroads or ports. Infrastructure companies also include energy-related companies organized as master limited partnerships and their affiliates.

Telecommunications and Media Companies. Telecommunications companies in which the Fund may invest include companies principally engaged in the development, manufacture, or sale of communications services or communications equipment or provision of communications services, including cable, satellite and broadcast networks, internet, telephone, wireless voice, data services, video services and other communications media. Media companies invest in, create, own and distribute various forms of printed, visual, audio and interactive content, as well as information databases that they sell or lease to others. Examples include the Internet, newspaper, magazine and book publishers, movie and television studios, advertising agencies and radio and television broadcasters, as well as cable television and direct satellite broadcast system operators. The risks of investing in the telecommunications and media sector includes many of the risks of investing in the utilities sector, including government regulation of rates of return and services that may be offered. Telecommunications products and services also may be subject to rapid obsolescence resulting from changes in consumer tastes, intense competition and strong market reactions to technological development.

Energy Companies. Energy companies in which the Fund may invest include companies in the discovery, development, production or distribution of energy or other natural resources, the development of technologies for the production or efficient use of energy and other natural resources, or the furnishing of related supplies or services. The energy industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels, energy conservation, exploration and production spending, the success of exploration projects, tax and other government regulations, weather or meteorological events, world events and economic conditions. The energy industries also may be affected by fluctuations in energy prices, energy conservation, exploration and production spending, government regulations, weather, world events and economic conditions.

Common Stock. Common stock represents residual ownership interest in issuers and includes rights or warrants to purchase common stocks. Holders of common stocks are entitled to the income and increase in the value of the assets and business of the issuers after all debt obligations and obligations to preferred stockholders are satisfied. Common stocks generally have voting rights. Common stocks fluctuate in price in response to many factors including historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity. The value of equity securities purchased by the Fund could decline if the financial condition of the companies the Fund invests in declines or if overall market and economic conditions deteriorate. The value of such securities also may decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, their value may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

Foreign (Non-U.S.) Securities and Depositary Receipts. The Fund may invest without limit in securities of non-U.S. companies, which may be non-U.S. dollar-denominated, including securities of companies domiciled in emerging markets. The Fund may also invest in securities of foreign companies in the form of ADRs, GDRs and EDRs. Generally, ADRs in registered form are dollar-denominated securities designed for use in the U.S. securities markets, which represent and may be converted into an underlying foreign security. GDRs, in bearer form, are designed for use outside the United States. EDRs, in bearer form, are designed for use in the European securities markets. The Fund may invest in foreign issuers in both developed and emerging markets.

Master Limited Partnerships (“MLPs”). An MLP is a publicly traded company organized as a limited partnership or limited liability company and treated as a partnership for federal income tax purposes. MLPs may derive income and gains from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof), or the marketing of any mineral or natural resources. MLPs generally have two classes of owners, the general partner and limited partners. The general partner of an MLP is typically owned by one or more of the following: a major energy company, an investment fund, or the direct management of the MLP. The general partner may be structured as a private or publicly traded corporation or other entity. The general partner typically controls the operations and management of the MLP through an up to 2% equity interest in the MLP plus, in many cases, ownership of common units and subordinated units. Limited partners own the remainder of the partnership, through ownership of common units, and have a limited role in the partnership’s operations and management.

Preferred Securities. There are two basic types of preferred securities, traditional preferred securities and hybrid-preferred securities. Traditional preferred securities are perpetual and equity-like in nature. They may be issued by an entity taxable as a corporation and pay fixed or floating rate dividends. “Preference” means that a company must pay dividends on its preferred securities before paying any dividends on its common stock, and the claims of preferred securities holders are ahead of common stockholders’ claims on assets in a corporate liquidation or bankruptcy. However, these claims are subordinated to more senior creditors, including senior debt holders. Holders of preferred securities usually have no right to vote for corporate directors or on other matters. Preferred securities share many investment characteristics with both common stock and bonds; therefore, the risks and potential rewards of investing in the Fund may at times be similar to the risks of investing in both equity funds and bond funds.

Hybrid-preferred securities are debt instruments that have characteristics similar to those of traditional preferred securities. Hybrid preferred securities may be issued by corporations, generally in the form of interest-bearing notes with preferred securities characteristics, or by an affiliated trust or partnership of the corporation, generally in the form of preferred interests in subordinated debentures or similarly structured securities. The hybrid-preferred securities market consists of both fixed and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates. Hybrid preferred holders generally have claims to assets in a corporate liquidation that are senior to those of traditional preferred securities but subordinate to those of senior debt holders. Certain subordinated debt and senior debt issues that have preferred characteristics are also considered to be part of the broader preferred securities market.

The Fund may invest in both OTC and exchange-traded preferred securities. OTC issues are often referred to in the industry as “capital securities.”

Floating rate preferred securities provide for a periodic adjustment in the interest rate paid on the securities. The terms of such securities provide that interest rates are adjusted periodically based upon an interest rate adjustment index. The adjustment intervals may be regular, and range from daily up to annually, or may be event-based, such as a change in the short-term interest rate. Because of the interest rate reset feature, floating rate securities provide the Fund with a certain degree of protection against rising interest rates, although the interest rates of floating rate securities will participate in any declines in interest rates as well.

Debt Securities. Debt securities in which the Fund may invest include fixed- and floating-rate corporate debt securities issued by U.S. and non-U.S. corporations, including U.S. dollar-denominated debt obligations issued or guaranteed by U.S. corporations, U.S. dollar-denominated obligations of foreign issuers and debt obligations denominated in foreign currencies. Such debt obligations include, among others, bonds, notes, debentures and variable rate demand notes, with the primary difference being their maturities and secured or unsecured status. Such corporate debt securities are fixed- or floating-rate securities issued by businesses to finance their operations. The issuer pays the investor a fixed or variable rate of interest and normally must repay the amount borrowed on or before maturity.

Investment Grade and Below Investment Grade Debt Securities. The Fund may invest in preferred and debt securities of any maturity, including investment grade securities, below investment grade securities and unrated securities. The Fund is permitted to invest up to 25% of its Managed Assets in securities that at the time of investment are rated below investment grade (lower than “BBB-” by S&P or lower than “Baa3” by Moody’s), but no lower than “CCC” by S&P or “Caa” by Moody’s, and, if unrated, determined by the Investment Manager or the Subadvisors to be of comparable quality. The determination of whether a security is deemed investment grade or below investment grade will be determined at the time of investment. A security will be considered to be investment grade if it is rated as such by one NRSRO (for example minimum Baa3 or BBB- by Moody’s or S&P, respectively) or, if unrated, is judged to be investment grade by the Investment Manager or Subadvisors. Below investment grade quality securities or securities that are unrated but judged to be below investment grade by the Investment Manager or Subadvisors are commonly referred to as “high yield” or “junk” securities and are regarded as having more speculative characteristics with respect to the payment of interest and repayment of principal. The Fund will not invest in securities that are in default at the time of purchase.

Convertible Securities. Convertible securities are hybrid securities that combine the investment characteristics of bonds and common stocks. Convertible securities typically consist of debt or perpetual preferred securities that may be converted within a specified period of time into a certain amount of common stock or other equity security of the same or a different issuer at a predetermined price. In some cases, conversion may be mandatory. They also include debt securities with warrants or common stock attached and hybrid and synthetic securities combining the features of debt securities and equity securities. Convertible securities entitle the holder to receive interest paid or accrued on debt, or dividends paid or accrued on preferred stock, until the security matures or is redeemed, converted or exchanged.

Contingent Capital Securities. The Fund will not invest in CoCos that have an explicit trigger that is based on the capital level of the issuer. For banks, this trigger is based on the common equity tier 1 capital ratio. For insurance companies, this trigger is based on the solvency ratio. A mandatory conversion might be automatically triggered, for instance, if a company fails to meet the capital minimum described in the security, the company’s regulator makes a determination that the security should convert, or the company receives specified levels of extraordinary public support. Since the common stock of the issuer may not pay a dividend, investors in these instruments could experience a reduced income rate, potentially to zero, and conversion would deepen the subordination of the investor (worsening the Fund’s standing in a bankruptcy). In addition, some CoCos provide for an automatic write-down of capital under such circumstances.

In one version of a CoCo, the security has loss absorption characteristics whereby the liquidation value of the security may be adjusted downward to below the original par value (even to zero) under certain circumstances. The write-down of the par value would occur automatically and would not entitle the holders to seek bankruptcy of the company. In addition, an automatic write-down could result in a reduced income rate if the dividend or interest payment is based on the security’s par value. Such securities may, but are not required to, provide for circumstances under which the liquidation value may be adjusted back up to par, such as an improvement in capitalization and/or earnings.

Another version of a CoCo provides for mandatory conversion of the security into common shares of the issuer under certain circumstances. Since the common stock of the issuer may not pay a dividend, investors in these instruments could experience a reduced income rate, potentially to zero; and conversion would deepen the subordination of the investor, hence worsening standing in a bankruptcy. In addition, some such instruments have a set stock conversion rate that would cause an automatic write-down if the price of the common stock is below the conversion price on the conversion date.

An automatic write-down or conversion event is typically triggered by a reduction in the capital level of the issuer, but may also be triggered by regulatory actions (e.g., a change in capital requirements) or by other factors.

Concentration in Infrastructure Industry. The Fund may not invest more than 25% of its Managed Assets in securities of issuers in any one industry, except for securities of infrastructure companies. In addition, the Fund also may focus its investments in other sectors or industries, such as (but not limited to) energy, industrials, utilities, pipelines, health care and telecommunications. The Investment Manager and Subadvisors retain broad discretion to allocate the Fund’s investments across various sectors and industries.

Special Purpose Acquisition Companies. The Fund may invest in stocks, warrants, and other securities of special purpose acquisition companies or similar special purpose entities that pool funds to seek potential acquisition opportunities (“SPACs”). Unless and until an acquisition meeting the SPAC’s requirements is completed, a SPAC generally invests its assets (less a portion retained to cover expenses) in U.S. Government securities, money market securities and cash. If an acquisition that meets the requirements for the SPAC is not completed within a pre-established period of time, the invested funds are returned to the entity’s stockholders. Because SPACs and similar entities have no operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. Some SPACs may pursue acquisitions only within certain industries or regions, which may increase the volatility of their prices. In addition, these securities, which are typically traded in the over-the-counter market, may be considered illiquid, be subject to restrictions on resale and/or may trade at a discount.

Derivatives. The Fund is authorized to purchase, sell or enter into any derivative contract or option on a derivative contract, transaction or instrument including, without limitation, various interest rate transactions such as swaps, caps, floors or collars, and foreign currency transactions, such as foreign currency forward contracts, futures contracts, options, swaps and other similar transactions in connection with its investments in securities of non-U.S. companies. The Fund may, but is not required to, use, without limit, derivatives to seek to generate return, facilitate portfolio management and mitigate risks. The Fund’s primary use of derivative contracts will, however, be to enter into interest rate hedging transactions in order to reduce the interest rate risk inherent in the Fund’s investments, and foreign currency hedging transactions in order to reduce foreign currency exchange rate risks from adverse changes in the relationship between the U.S. dollar and foreign currencies (including to hedge against anticipated future changes which otherwise might adversely affect the prices of securities that the Fund may purchase at a later date). Derivative instruments, or “derivatives,” include instruments and contracts that are derived from and are valued in relation to one or more underlying interest rates, currencies, securities, financial benchmarks or indexes and include, without limitation, swap agreements (including credit default swaps), futures contracts, forward contracts, options on futures or forward contracts, listed or OTC put or call options on, or linked to the value of, any security, index or basket of securities, commodity or index or basket of commodities or other reference asset , and structured investments. Fund also may purchase and sell derivative instruments that combine features of these instruments. The Fund may invest in other types of derivatives, structured and similar instruments which are not currently available but which may be developed in the future. Derivatives typically allow an investor to hedge or speculate upon the price movements of a particular interest rate, currency, security, financial benchmark or index at a fraction of the cost of acquiring or borrowing the underlying asset. The value of a derivative depends largely upon price movements in the underlying asset.

An interest rate swap involves the exchange of cash flows based on interest rate specifications and a specified principal amount, often a fixed payment for a floating payment that is linked to an interest rate. In an interest rate cap, one party receives payments at the end of each period in which a specified interest rate on a specified principal amount exceeds an agreed rate; conversely, in an interest rate floor one party may receive payments if a specified interest rate on a specified principal amount falls below an agreed rate. Interest rate collars involve selling a cap and purchasing a floor, or vice versa, to protect a fund against interest rate movements exceeding given minimum or maximum levels.

A foreign currency forward contract is an obligation to purchase or sell a specific currency for an agreed price on a future date that is individually negotiated and privately traded by currency traders and their customers. A foreign currency futures contract is an exchange-traded contract for the purchase or sale of a specified foreign currency at a specified price at a future date. A foreign currency swap is an agreement between two parties to exchange principal and interest payments on a loan made in one currency for principal and interest payments of a loan of equal value in another currency. The Fund may enter into a foreign currency forward contract, foreign currency futures contract or foreign currency swap, or purchase a currency option, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency or expects to receive a dividend or interest payment on a portfolio holding, in order to “lock in” the U.S. dollar value of the security or payment. In addition, the Fund may enter into a foreign currency forward contract, futures contract or swap or purchase a currency option in respect of a currency that acts as a proxy for a currency in which the Fund’s portfolio holdings or anticipated holdings are denominated. This second investment practice is generally referred to as “cross-hedging.” The Fund may also conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market.

The Fund’s transactions in foreign currencies may increase or accelerate the Fund’s recognition of ordinary income and may affect the timing or character of the Fund’s distributions.

Other Investment Companies. The Fund may invest in securities of other investment companies, including open-end funds, closed-end funds or ETFs, to the extent permitted under Section 12(d)(1) of the 1940 Act, and the rules promulgated thereunder, or any exemption granted to the Fund under the 1940 Act. The Fund also may invest in other funds either during periods when it has large amounts of uninvested cash, such as the period shortly after the Fund receives the proceeds of the offering of its common shares, or during periods when there is a shortage of attractive opportunities in the market. An investment in the shares of another fund is subject to the risks associated with that fund’s portfolio securities. To the extent the Fund invests in shares of another fund, Common Stockholders would indirectly pay a portion of that fund’s expenses, including advisory fees, brokerage and distribution expenses. These fees and expenses are in addition to the direct expenses of the Fund’s own operations. Common Stockholders would therefore be subject to duplicative expenses to the extent the Fund invests in other funds. The securities of other funds may also be leveraged and will therefore be subject to similar leverage risks to which the Fund is subject. As described in the sections entitled “Use of Leverage” and “Use of Leverage—Leverage Risk,” the NAV and market value of leveraged shares will be more volatile and the yield to stockholders will tend to fluctuate more than the yield generated by unleveraged shares. Other funds may have investment policies that differ from those of the Fund. In addition, to the extent the Fund invests in other funds, the Fund will be dependent upon the investment and research abilities of persons other than the Investment Manager.

ADDITIONAL INVESTMENT STRATEGIES AND TECHNIQUES

Illiquid Securities. The Fund may invest up to 10% of its Managed Assets in restricted securities and other investments that may be illiquid (i.e., securities that are not readily marketable). The Board or its delegate has the ultimate authority to determine, to the extent permissible under the Federal securities laws, which securities are liquid or illiquid for purposes of this 10% limitation. The Board has delegated to Investment Manager and Subadvisors the day-to-day determination of the illiquidity of any security held by the Fund, although it has retained oversight and ultimate responsibility for such determinations. The Board and/or the Investment Manager and Subadvisors will consider factors such as (i) the nature of the market for a security (including the institutional private resale market; the frequency of trades and quotes for the security; the number of dealers willing to purchase or sell the security; the amount of time normally needed to dispose of the security; and the method of soliciting offers and the mechanics of transfer), (ii) the terms of certain securities or other instruments allowing for the disposition to a third party or the issuer thereof (e.g., certain repurchase obligations and demand instruments) and (iii) other permissible relevant factors.

Rule 144A Securities. Certain securities in which the Fund may invest are Rule 144A Securities. Rule 144A Securities are considered restricted securities because they are not registered for sale to the general public and may only be resold to certain qualified institutional buyers.

Regulation S Securities. The Fund may invest in the securities of U.S. and non-U.S. issuers that are issued through non-U.S. offerings without registration with the SEC pursuant to Regulation S under the Securities Act. Offerings of Regulation S securities may be conducted outside of the United States. Because Regulation S securities are subject to legal or contractual restrictions on resale, certain Regulation S securities may be considered illiquid.

Short Sales. The Fund may enter into short sales. The Fund must designate collateral consisting of cash or liquid portfolio securities with a value equal to the current market value of the shorted securities, which is marked-to-market daily. If the Fund owns an equal amount of such securities or securities convertible into or exchangeable for, without payment of any further consideration, securities of the same issuer as, and equal in amount to, the securities sold short (which sales are commonly referred to as short sales against the box), the above requirements are not applicable.

Portfolio Turnover. The Fund will buy and sell securities to accomplish its investment objective. The investment policies of the Fund may lead to frequent changes in investments, particularly in periods of rapidly fluctuating interest or currency exchange rates.

Portfolio turnover generally involves some expense to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. The portfolio turnover rate is computed by dividing the lesser of the amount of the securities purchased or securities sold by the average monthly value of securities owned during the year (excluding securities whose maturities at acquisition were one year or less). Higher portfolio turnover may decrease the after-tax return to individual investors in the Fund to the extent it results in a decrease of the long term capital gains portion of distributions to stockholders.

Securities Lending. The Fund may lend portfolio securities to broker/dealers or other institutions. The borrower must maintain with the Fund cash or equivalent collateral equal to at least 100% of the market value of the securities loaned. During the time portfolio securities are on loan, the borrower pays the lending Fund any dividends or interest paid on the securities. The Fund may invest the collateral and earn additional income or receive an agreed upon amount of interest income from the borrower. Loans are subject to termination at the option of the Fund or the borrower. The Fund may pay reasonable administrative and custodial fees in connection with a loan. The Fund does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. The Fund may lose money if a borrower defaults on its obligation to return securities and the value of the collateral held by the Fund is insufficient to replace the loaned securities. In addition, the Fund is responsible for any loss that might result from its investment of the borrower’s collateral.

Temporary Defensive Positions. For temporary defensive purposes or to keep cash on hand fully invested, and following an offering of the Fund’s securities pending investment in securities that meet the Fund’s investment objective, the Fund may invest up to 100% of its total assets in cash, cash equivalents, government securities and short-term fixed-income securities. When and to the extent the Fund assumes a temporary defensive position, the Fund may not pursue or achieve its investment objective.

Other Investments. The Fund’s cash reserves, held to provide sufficient flexibility to take advantage of new opportunities for investments and for other cash needs, will be invested in money market instruments. Money market instruments in which the Fund may invest its cash reserves will generally consist of high quality short-term debt securities, including, without limitation, obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, repurchase agreements relating to such obligations and commercial paper. See “Investment objective and Policies” in the SAI.

USE OF LEVERAGE

The Fund currently seeks to enhance the level of its distributions and total return through the use of leverage. The Fund may utilize leverage in an amount up to 33 1/3% of its Managed Assets through borrowings, including loans from certain financial institutions and/or the issuance of debt securities (collectively, Borrowings). Under the 1940 Act, the Fund may utilize leverage through (i) Borrowings in an aggregate amount of up to 33 1/3% of the Fund’s Managed Assets immediately after such Borrowings and (ii) the issuance of preferred stock (Preferred Shares) in an aggregate amount of up to 50% of the Fund’s Managed Assets immediately after such issuance. In addition, the

Fund may utilize leverage through reverse repurchase agreements (Reverse Repurchase Agreements), in an aggregate amount of up to 50% of the Fund’s Managed Assets. The Fund has no current intention to issue Preferred Shares or enter into Reverse Repurchase Agreements. The Fund also may borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions.

The Fund may also engage in various derivatives transactions to seek to generate return, facilitate portfolio management and mitigate risks. Certain derivatives transactions effect a form of economic leverage on the Fund’s portfolio and may be subject to the risks associated with the use of leverage. There is no assurance that the Fund will utilize leverage or, if leverage is utilized, that it will be successful. The net asset value of the Fund’s common shares may be reduced by the issuance or incurrence costs of any leverage.

The Fund currently uses leverage in the form of a revolving credit facility (the “Facility”) with BNP Paribas Prime Brokerage International Ltd. (“BNPP”). A description of the terms of the revolving credit facility is incorporated by reference to the Fund’s periodic reports, filed pursuant to the Exchange Act and the 1940 Act. See “Incorporation by Reference.”

LEVERAGE RISK

Utilization of leverage is a speculative investment technique and involves certain risks to Common Stockholders. These include the possibility of higher volatility of the NAV of and distributions on the common shares and potentially more volatility in the market value of the common shares. So long as the Fund is able to realize a higher net return on its investment portfolio than the then-current cost of any leverage together with other related expenses, the effect of the leverage will be to cause Common Stockholders to realize higher current net investment income than if the Fund were not so leveraged. On the other hand, to the extent that the then-current cost of any leverage, together with other related expenses, approaches the net return on the Fund’s investment portfolio, the benefit of leverage to Common Stockholders will be reduced, and if the then-current cost of any leverage were to exceed the net return on the Fund’s portfolio, the Fund’s leveraged capital structure would result in a lower rate of return to Common Stockholders than if the Fund were not so leveraged. Any decline in the NAV of the Fund’s investments will be borne entirely by Common Stockholders. Therefore, if the market value of the Fund’s portfolio declines, the leverage will result in a greater decrease in NAV to Common Stockholders than if the Fund were not leveraged. Such greater NAV decrease will also tend to cause a greater decline in the market price for the common shares. To the extent that the Fund is required or elects to redeem any Preferred Shares or prepay any Borrowings or Reverse Repurchase Agreements, the Fund may need to liquidate investments to fund such redemptions or prepayments. Liquidation at times of adverse economic conditions may result in capital loss and reduce returns to Common Stockholders.

In addition, such redemption or prepayment would likely result in the Fund seeking to terminate early all or a portion of any swap or cap transaction and could result in a termination payment by or to the Fund. See “Use of Leverage—Interest Rate Transactions.”

The use by the Fund of leverage through Reverse Repurchase Agreements involves additional risks, including the risk that the market value of the securities that the Fund is obligated to repurchase may decline below the repurchase price. Also, Reverse Repurchase Agreements involve the risk that the market value of the securities retained in lieu of sale by the Fund in connection with the Reverse Repurchase Agreement may decline in price. If the buyer of securities under a Reverse Repurchase Agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. The use by the Fund of leverage through Reverse Repurchase Agreements also would involve the risk that the Fund will be required to sell securities at inopportune times or prices in order to repay leverage and the risk that the counterparty may be unable to return the securities to the Fund.

INTEREST RATE TRANSACTIONS

In order to seek to reduce interest rate risk if the Fund engages in leverage through Borrowings, the Fund may enter into interest rate swap or cap transactions as to all or a portion of Fund leverage. In an interest rate swap, the Fund would agree to pay the counterparty a fixed rate payment in exchange for the counterparty agreeing to pay the Fund a variable rate payment that is intended to approximate the Fund’s variable rate payment obligation on leverage. The payment obligation would be based on the notional amount of the swap. In an interest rate cap, the Fund would pay a premium to the counterparty to the interest rate swap and to the extent that a specified variable rate index exceeds a predetermined fixed rate, would receive from the counterparty payments of the difference based on the notional amount of such cap. The Fund would typically use interest rate swaps or caps with the intent to reduce or eliminate the risk that an increase in short-term interest rates could have on the performance of the common shares as a result of leverage. The Fund may choose not to enter into interest rate swap or cap transactions or to enter into them to a limited extent, in which case the Fund would have greater exposure to interest rate risk.

The use of interest rate swaps and caps is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio security transactions. Depending on the state of interest rates in general, the Fund’s use of interest rate swaps or caps could enhance or harm the overall performance of the common shares. To the extent there is a decline in interest rates, the value of the interest rate swap or cap could decline, and could result in a decline in the NAV of the common shares. In addition, if short-term interest rates are lower than the Fund’s rate of payment on the interest rate swap, this will reduce the performance of the common shares. If, on the other hand, short-term interest rates are higher than the Fund’s rate of payment on the interest rate swap, this will enhance the performance of the common shares. Buying interest rate caps could enhance the performance of the common shares by providing a maximum leverage expense. Buying interest rate caps could also decrease the net income of the common shares in the event that the premium paid by the Fund to the counterparty exceeds the additional amount the Fund would have been required to pay had it not entered into the cap agreement. The Fund has no current intention of selling an interest rate swap or cap. The Fund will not enter into interest rate swap or cap transactions with an aggregate notional amount that exceeds the outstanding amount of the Fund’s leverage.

Interest rate swaps and caps do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Fund is contractually obligated to make. In addition, if the counterparty to an interest rate swap or cap defaults, the Fund would not be able to use the anticipated net receipts under the swap or cap to offset dividend or interest payments. Depending on whether the Fund would be entitled to receive net payments from the counterparty on the swap or cap, which in turn would depend on the general state of short-term interest rates at that point in time, such default could negatively impact the performance of the common shares. Although this will not guarantee that the counterparty does not default, the Fund will not enter into an interest rate swap or cap transaction with any counterparty that the Investment Manager believes does not have the financial resources to honor its obligation under the interest rate swap or cap transaction. Further, the Investment Manager will continually monitor the financial stability of a counterparty to an interest rate swap or cap transaction in an effort to proactively protect the Fund’s investments. In addition, at the time an interest rate swap or cap transaction reaches its scheduled termination date, there is a risk that the Fund will not be able to obtain a replacement transaction or that the terms of the replacement will not be as favorable as on the expiring transaction. If this occurs, it could have a negative impact on the performance of the common shares.

The Fund will usually enter into swaps on a net basis; that is, the two payment streams will be netted out in a cash settlement on the payment date or dates specified in the instrument, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. The Fund intends to maintain in a segregated account with its custodian cash or liquid securities having a value at least equal to the Fund’s net payment obligations under any swap transaction, marked to market daily.

If, after the Fund enters into an interest rate swap or cap, short term interest rates decline significantly, the value of the swap or cap may decline by a material amount, which may in turn adversely affect the Fund’s NAV and the market price of the common shares.

The Fund may choose or be required to prepay any Borrowings or principal amounts of Reverse Repurchase Agreements, or redeem some or all of any outstanding Preferred Shares. This redemption or prepayment would likely result in the Fund seeking to terminate early all or a portion of any swap or cap transaction. Such early termination could result in termination payment by or to the Fund.

The Fund may seek to hedge its interest rate exposure and any foreign currency exposure associated with borrowing in non-U.S. currencies using other transactions instead of, or in addition to, interest rate swaps and caps, such as other types of derivatives transactions and short sales of securities.

PRINCIPAL RISKS OF THE FUND

The Fund is a diversified, closed-end management investment company designed primarily as a long-term investment and not as a trading vehicle. The Fund is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Fund will achieve its investment objective. Investing in the Fund’s securities involves a high degree of risk. Before investing in the Fund’s securities, you should be aware of various risks, including those described in the Fund’s annual report on Form N-CSR for the year ended December 31, 2020, the risk factors described under the caption “Principal Risks of the Fund” in any applicable Prospectus Supplement, any risk factors set forth in the Fund’s other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and those described below. Investors should carefully consider such risk factors, together with all of the other information included or incorporated by reference in this Prospectus, before deciding whether to make an investment in the Fund’s securities. The risks set forth below are not the only risks the Fund faces. If any of the adverse events or conditions described below occurs, the Fund’s business, financial condition and results of operations could be materially adversely affected. In such case, the Fund’s net asset value, and the trading price of the Fund’s common stock could decline and you may lose all or part of your investment. Investors should also carefully review the cautionary statement in this prospectus referred to under “Special Note Regarding Forward-Looking Statements” below. See also “Incorporation by Reference” and “Available Information” in this prospectus.

RISK OF MARKET PRICE DISCOUNT FROM NET ASSET VALUE

Shares of closed-end investment companies frequently trade at a discount from their NAV. This characteristic is a risk separate and distinct from the risk that NAV could decrease as a result of investment activities. Whether investors will realize gains or losses upon the sale of the shares will depend not upon the Fund’s NAV but entirely upon whether the market price of the shares at the time of sale is above or below the investor’s purchase price for the shares. Because the market price of the shares will be determined by factors such as relative supply of and demand for shares in the market, general market and economic conditions, and other factors beyond the control of the Fund, the Investment Manager cannot predict whether the common shares will trade at, above or below NAV.

INVESTMENT RISK

An investment in the Fund is subject to investment risk, including the possible loss of the entire principal amount that you invest.

MARKET RISK

An investment in the Fund represents an indirect investment in the securities owned by the Fund. The value of these securities, like other investments, may move up or down, sometimes rapidly and unpredictably. The Fund’s common stock, at any point in time, may be worth less than what was initially invested, even after taking into account the reinvestment of dividends and distributions. See “Use of Leverage—Leverage Risk.”

INFRASTRUCTURE COMPANIES RISK

Securities and instruments of infrastructure companies are more susceptible to adverse economic or regulatory occurrences affecting their industries. Infrastructure companies may be subject to a variety of factors that may adversely affect their business or operations, including high interest costs in connection with capital construction and improvement programs, high leverage, costs associated with environmental and other regulations, the effects of economic slowdown, surplus capacity, increased competition from other providers of services, uncertainties concerning the availability of fuel at reasonable prices, the effects of energy conservation policies and other factors. Infrastructure companies may also be affected by or subject to:

•	high interest costs in connection with capital construction and improvement programs;

•	difficulty in raising capital in adequate amounts on reasonable terms in periods of high inflation and unsettled capital markets;

•	inexperience with and potential losses resulting from a developing deregulatory environment;

•	costs associated with compliance with and changes in environmental and other regulations;

•	regulation or adverse actions by various government authorities;

•	government regulation of rates charged to customers;

•	service interruption due to environmental, operational or other mishaps;

•	the imposition of special tariffs and changes in tax laws, regulatory policies and accounting standards;

•	technological innovations that may render existing plants, equipment or products obsolete; and

•	general changes in market sentiment towards infrastructure and utilities assets.

COMMON STOCK RISK

Common stocks are subject to special risks. Although common stocks have historically generated higher average returns than fixed-income securities over the long term, common stocks also have experienced significantly more volatility in returns. Common stocks may be more susceptible to adverse changes in market value due to issuer specific events or general movements in the equities markets. A drop in the stock market may depress the price of common stocks held by the Fund. Common stock prices fluctuate for many reasons, including changes to investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or the occurrence of political or economic events affecting issuers. For example, an adverse event, such as an unfavorable earnings report, may depress the value of common stock in which the Fund has invested; the price of common stock of an issuer may be particularly sensitive to general movements in the stock market; or a drop in the stock market may depress the price of most or all of the common stocks held by the Fund. Also, common stock of an issuer in the Fund’s portfolio may decline in price if the issuer fails to make anticipated dividend payments because, among other reasons, the issuer of the security experiences a decline in its financial condition. The common stocks in which the Fund will invest are typically subordinated to preferred securities, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and assets, and, therefore, will be subject to greater risk than the preferred securities or debt instruments of such issuers. In addition, common stock prices may be sensitive to rising interest rates as the costs of capital rise and borrowing costs increase.

CONCENTRATION IN INFRASTRUCTURE COMPANIES RISK

Because the Fund will invest 25% or more of its total assets in infrastructure companies, it will be more susceptible to adverse economic or regulatory occurrences affecting these companies. These companies may be adversely affected by, among others, changes in government regulation, world events and economic conditions.

PREFERRED SECURITIES RISK

There are various risks associated with investing in preferred securities, including those described below. In addition, the on-going COVID-19 outbreak has increased certain risks associated with investing in preferred securities. The impact of the COVID-19 outbreak could persist for years to come and the full impact to financial markets is not yet known. See “Geopolitical Risk” below for additional information regarding the COVID-19 outbreak.

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Deferral and Omission Risk. Preferred securities may include provisions that permit the issuer, at its discretion, to defer or omit distributions for a stated period without any adverse consequences to the issuer. In certain cases, deferring or omitting distributions may be mandatory. If the Fund owns a preferred security that is deferring its distributions, the Fund may be required to report income for tax purposes although it has not yet received such income. In addition, recent changes in bank regulations may increase the likelihood for issuers to defer or omit distributions.

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Credit and Subordination Risk. Credit risk is the risk that a preferred security in the Fund’s portfolio will decline in price or the issuer of the security will fail to make dividend, interest or principal payments when due because the issuer experiences a decline in its financial status. Preferred securities are generally subordinated to bonds and other debt instruments in a company’s capital structure in terms of having priority to corporate income, claims to corporate assets and liquidation payments, and therefore will be subject to greater credit risk than more senior debt instruments.

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Interest Rate Risk. Interest rate risk is the risk that preferred securities will decline in value because of changes in market interest rates. When market interest rates rise, the market value of such securities generally will fall, and therefore the Fund may underperform during periods of rising interest rates. The Fund may be subject to a greater risk of rising interest rates than would normally be the case due to the current period of historically low rates and the effect of government monetary policy initiatives and resulting market reaction to those initiatives. Preferred securities without maturities or with longer periods before maturity may be more sensitive to interest rate changes.

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Prepayment and Extension Risk. Prepayment risk is the risk that changes in interest rates, credit spreads or other factors will result in the call (repayment) of a preferred security more quickly than expected, such that the Fund may have to invest the proceeds in lower yielding securities, or that expectations of such early call will negatively impact the market price of the security. Extension risk is the risk that changes in the interest rates or credit spreads may result in diminishing call expectations, which can cause prices to fall.

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Floating-Rate and Fixed-to-Floating-Rate Securities Risk. The market value of floating-rate securities is a reflection of discounted expected cash flows based on expectations for future interest rate resets. The market value of such securities may fall in a declining interest rate environment and may also fall in a rising interest rate environment if there is a lag between the rise in interest rates and the reset. This risk may also be present with respect to fixed-to-floating-rate securities in which the Fund may invest. A secondary risk associated with declining interest rates is the risk that income earned by the Fund on floating-rate and fixed-to-floating-rate securities will decline due to lower coupon payments on floating-rate securities.

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Call, Reinvestment and Income Risk. During periods of declining interest rates, an issuer may be able to exercise an option to redeem its issue at par earlier than scheduled which is generally known as call risk. Recent regulatory changes may increase call risk with respect to certain types of preferred securities. If this occurs, the Fund may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem preferred securities if the issuer can refinance the preferred securities at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer, or in the event of regulatory changes affecting the capital treatment of a security. Another risk associated with a declining interest rate environment is that the income from the Fund’s portfolio may decline over time when the Fund invests the proceeds from new share sales at market rates that are below the portfolio’s current earnings rate.

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Liquidity Risk. Certain preferred securities may be substantially less liquid than many other securities, such as common stocks or U.S. government securities. Illiquid securities involve the risk that the securities will not be able to be sold at the time desired by the Fund or at prices approximating the value at which the Fund is carrying the securities on its books.

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Limited Voting Rights Risk. Generally, traditional preferred securities offer no voting rights with respect to the issuer unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may elect a number of directors to the issuer’s board of directors. Generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights. Hybrid-preferred security holders generally have no voting rights.

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Special Redemption Rights. In certain varying circumstances, an issuer of preferred securities may redeem the securities prior to a specified date. For instance, for certain types of preferred securities, a redemption may be triggered by a change in U.S. federal income tax or securities laws. As with call provisions, a redemption by the issuer may have a negative impact on the return of the security held by the Fund. See “Call, Reinvestment and Income Risk” above and “Regulatory Risk” below.

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New Types of Securities. From time to time, preferred securities, including hybrid-preferred securities, have been, and may in the future be, offered having features other than those described herein. The Fund reserves the right to invest in these securities if the Investment Manager believes that doing so would be consistent with the Fund’s investment objective and policies. Since the market for these instruments would be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility.

DEBT SECURITIES RISK

There are special risks associated with investing in debt securities, including:

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Credit Risk. Credit risk refers to the possibility that the issuer of a security will not be able to make payments of interest and principal when due because the issuer of the security experiences a decline in its financial status. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Fund’s investment in that issuer.

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Interest Rate Risk. Interest rate risk is the risk that debt securities will decline in value because of changes in market interest rates. When market interest rates rise, the market value of such securities generally will fall, and therefore the Fund may underperform during periods of rising interest rates. The Fund may be subject to a greater risk of rising interest rates than would normally be the case due to the current period of historically low rates and the effect of government monetary policy initiatives and resulting market reaction to those initiatives. Debt securities with longer periods before maturity may be more sensitive to interest rate changes.

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Prepayment and Extension Risk. Prepayment risk is the risk that changes in interest rates, credit spreads or other factors will result in the call (repayment) of a debt security more quickly than expected, such that the Fund may have to invest the proceeds in lower yielding securities, or that expectations of such early call will negatively impact the market price of the security. Extension risk is the risk that changes in the interest rates or credit spreads may result in diminishing call expectations, which can cause prices to fall.

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Call Risk. Call risk is the risk that, during a period of falling interest rates, the issuer may redeem a security by repaying it early, which may reduce the Fund’s income if the proceeds are reinvested at lower interest rates.

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Liquidity Risk. Certain debt securities may be substantially less liquid than many other securities, such as common stocks or U.S. government securities. Illiquid securities involve the risk that the securities will not be able to be sold at the time desired by the Fund or at prices approximating the value at which the Fund is carrying the securities on its books.

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Convertible Securities Risk. The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Because it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

BELOW INVESTMENT GRADE AND UNRATED SECURITIES RISK

Securities rated below investment grade are regarded as having predominately speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal, and these bonds are commonly referred to as “high yield” securities or “junk” securities. These securities are subject to a greater risk of default. The prices of these lower grade securities are more sensitive to negative developments, such as a decline in the issuer’s revenues or a general economic downturn, than are the prices of higher grade securities. Lower grade securities tend to be less liquid than investment grade securities. The market values of lower grade securities tend to be more volatile than investment grade securities.

Lower-rated securities, or equivalent unrated securities, may be considered speculative with respect to the issuer’s continuing ability to make principal and interest payments. Analysis of the creditworthiness of issuers of lower-rated securities may be more complex than for issuers of higher quality debt securities, and the Fund’s ability to achieve the Fund’s investment objective may, to the extent the Fund is invested in lower-rated securities, be more dependent upon such creditworthiness analysis than would be the case if the Fund were investing in higher quality securities. An issuer of these securities may have a currently identifiable vulnerability to default and the issuer may be in default or there may be present elements of danger with respect to principal or interest.

The secondary markets in which lower-rated securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect the price at which the Fund could sell a particular lower-rated security when necessary to meet liquidity needs or in response to a specific economic event, such as a deterioration in the creditworthiness of the issuer, and could adversely affect and cause large fluctuations in the NAV of the Fund’s shares. Adverse publicity and investor perceptions may decrease the values and liquidity of lower rated securities.

It is reasonable to expect that any adverse economic conditions could disrupt the market for lower-rated securities, have an adverse impact on the value of those securities and adversely affect the ability of the issuers of those securities to repay principal or interest on those securities. New laws and proposed new laws may adversely impact the market for lower-rated securities.

NRSROs are private services that provide ratings of the credit quality of debt obligations, including convertible securities. Appendix B to the SAI describes the various ratings assigned to financial obligations by S&P, Moody’s and Fitch, Inc. (“Fitch”). Ratings assigned by a NRSRO are not absolute standards of credit quality and do not evaluate market risks or the liquidity of securities. NRSROs may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. NRSROs may be paid by the companies whose securities they analyze and grade. To the extent that the issuer of a security pays an NRSRO for the analysis of its security, an inherent conflict of interest may exist that could affect the reliability of the rating. The Fund will not necessarily sell a security when its rating is reduced below what its rating was at the time of purchase. The Investment Manager does not rely solely on credit ratings, and develops its own analysis of issuer credit quality. The ratings of a security may change over time. S&P, Moody’s and Fitch monitor and evaluate the ratings assigned to securities on an ongoing basis. As a result, securities held by the Fund could receive a higher rating (which would tend to increase their value) or a lower rating (which would tend to decrease their value) during the period in which they are held.

The Fund may invest a significant portion of its assets in unrated securities (securities which are not rated by an NRSRO) if the Investment Manager determines that investment in the securities is consistent with the Fund’s investment objective and policies. Unrated securities may be less liquid than comparable rated securities and involve the risk that the Investment Manager may not accurately evaluate the security’s comparative credit rating. If a security is unrated, the Investment Manager will assign a rating using its own analysis of issuer quality. Because the Fund may invest in high yield and/or unrated securities, the Fund’s success in achieving its investment objective may depend more heavily on the Investment Manager’s analysis than if the Fund invested exclusively in higher-quality and rated securities. The Investment Manager will attempt to reduce the risks of investing in lower rated or unrated securities through active portfolio management, credit analysis and attention to current developments and trends in the economy and the financial markets.

CONTINGENT CAPITAL SECURITIES RISK

CoCos, sometimes referred to as contingent convertible securities, are debt or preferred securities with loss absorption characteristics built into the terms of the security for the benefit of the issuer, for example, an automatic write-down of principal or a mandatory conversion into common stock of the issuer under certain circumstances, such as the issuer’s capital ratio falling below a certain level. CoCos may be subject to an automatic write-down (i.e., the automatic write-down of the principal amount or value of the securities, potentially to zero, and the cancellation of the securities) under certain circumstances, which could result in the Fund losing a portion or all of its investment in such securities. In addition, the Fund may not have any rights with respect to repayment of the principal amount of the securities that has not become due or the payment of interest or dividends on such securities for any period from (and including) the interest or dividend payment date falling immediately prior to the occurrence of such automatic write-down. An automatic write-down could also result in a reduced income rate if the dividend or interest payment is based on the security’s par value. If a CoCo provides for mandatory conversion of the security into common shares of the issuer under certain circumstances, such as an adverse event, the Fund could experience a reduced income rate, potentially to zero, as a result of the issuer’s common shares not paying a dividend. In addition, a conversion event would likely be the result of or related to the deterioration of the issuer’s financial condition (e.g., such as a decrease in the issuer’s capital ratio) and status as a going concern, so the market price of the issuer’s common shares received by the Fund may have declined, perhaps substantially, and may continue to decline, which may adversely affect the Fund’s NAV. Further, the issuer’s common shares would be subordinate to the issuer’s other security classes and therefore worsen the Fund’s standing in a bankruptcy proceeding. In addition, most CoCos are considered to be “high yield” or “junk” securities and are therefore subject to the risks of investment in below investment grade securities.

It will often be difficult to predict when, if at all, an automatic write-down or conversion event will occur. Accordingly, the trading behavior of CoCos may not follow the trading behavior of other types of debt and preferred securities. Any indication that an automatic write-down or conversion event may occur can be expected to have a material adverse effect on the market price of the CoCos. CoCos are a relatively new form of security and the full effects of an automatic write-down or conversion event have not been experienced broadly in the marketplace. The occurrence of an automatic write-down or conversion event may be unpredictable and the potential effects of such event on the Fund’s yield, NAV and/or market price may be adverse.

FOREIGN (NON-U.S.) AND EMERGING MARKET SECURITIES RISK

Investing in foreign securities involves certain risks not involved in domestic investments, including, but not limited to:

• future foreign economic, financial, political and social developments;

• different legal systems;

• the possible imposition of exchange controls or other foreign governmental laws or restrictions;

• less governmental supervision;

• regulation changes;

• less publicly available information about foreign companies due to less rigorous disclosure and accounting standards or regulatory practices;

• high and volatile rates of inflation;

• Foreign currency devaluation;

• fluctuating interest rates; and

• different accounting, auditing and financial record-keeping standards and requirements.

Investments in foreign securities, especially in emerging market countries, will expose the Fund to the direct or indirect consequences of political, social or economic changes in the countries that issue the securities or in which the issuers are located. Political developments in foreign countries or the United States may at times subject such countries to sanctions from the U.S. government, foreign governments and/or international institutions that could negatively affect the Fund’s investments in issuers located in, doing business in, or with assets in such countries. Certain countries in which the Fund may invest, especially emerging market countries, have historically experienced, and may continue to experience, high rates of inflation, high interest rates, exchange rate fluctuations, large amounts of external debt, balance of payments and trade difficulties and extreme poverty and unemployment. Many of these countries are also characterized by political uncertainty and instability. The cost of servicing external debt will generally be adversely affected by rising international interest rates because many external debt obligations bear interest at rates which are adjusted based upon international interest rates. In addition, with respect to certain foreign countries, there is a risk of:

•	the possibility of expropriation of assets;

•	confiscatory taxation;

•	difficulty in obtaining or enforcing a court judgment;

•	economic, political or social instability; and

•	diplomatic developments that could affect investments in those countries.

In addition, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as:

•	growth of gross domestic product;

•	rates of inflation;

•	capital reinvestment;

•	resources;

•	self-sufficiency; and

•	balance of payments position.

To the extent the Fund’s investments are focused in a geographic region or country, the Fund will be subject, to a greater extent than if the Fund’s assets were less geographically focused, to the risks of adverse changes in that region or country. In addition, certain investments in foreign securities also may be subject to foreign withholding or other taxes, which would reduce the Fund’s return on those securities.

The Fund may hold foreign securities of developed market issuers and emerging market issuers. Investing in securities of companies in emerging markets may entail special risks relating to potential economic, political or social instability and the risks of expropriation, nationalization, confiscation, trade sanctions or embargoes, exchange controls, the imposition of restrictions on foreign investment, the lack of hedging instruments, and restrictions on repatriation of capital invested or from problems in security registration or settlement and custody. Furthermore, custody practices and regulations abroad may offer less protection to investors, such as the Fund, and the Fund may be limited in its ability to enforce contractual rights or obligations. Emerging securities markets and exchanges are substantially smaller, less developed, less liquid, more volatile and subject to less governmental supervision than the major securities markets. The limited size of emerging securities markets and limited trading value compared to the volume of trading in U.S. securities could cause prices to be erratic for reasons apart from factors that affect the quality of the securities. For example, limited market size may cause prices to be unduly influenced by traders who control large positions. Adverse publicity and investors’ perceptions, whether or not based on fundamental analysis, may decrease the value and liquidity of portfolio securities, especially in these markets. Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates and corresponding currency devaluations have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries.

As a result of these potential risks, the Investment Manager may determine that, notwithstanding otherwise favorable investment criteria, it may not be practicable or appropriate to invest in a particular country. The Fund may invest in countries in which foreign investors, including the Investment Manager, have had no or limited prior experience.

FOREIGN CURRENCY AND CURRENCY HEDGING RISK

Although the Fund will report its NAV and pay dividends in U.S. dollars, foreign securities often are purchased with and make interest and dividend payments in foreign currencies. Therefore, the Fund’s investments in foreign securities will be subject to foreign currency risk, which means that the Fund’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. Currency rates in foreign countries may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks or supranational entities such as the International Monetary Fund, or by the imposition of currency controls or other political developments in the United States or abroad. These fluctuations may have a significant adverse impact on the value of the Fund’s portfolio and/or the level of Fund distributions made to Common Stockholders. Certain foreign countries may impose restrictions on the ability of issuers of foreign securities to make payment of principal, dividends and interest to investors located outside the country, due to blockage of foreign currency exchanges or otherwise.

The Fund may (but is not required to) engage in investments that are designed to hedge the Fund’s foreign currency risks, including foreign currency forward contracts, foreign currency futures contracts, put and call options on foreign currencies and foreign currency swaps. Such transactions may reduce returns or increase volatility, perhaps substantially. While these practices will be entered into to seek to manage these risks, these practices may not prove to be successful or may have the effect of limiting the gains from favorable market movements.

Foreign currency forward contracts, foreign currency futures contracts, OTC options on foreign currencies and foreign currency swaps are subject to the risk of default by the counterparty and can be illiquid. These currency hedging transactions, as well as the futures contracts and exchange-listed options in which the Fund may invest, are subject to many of the risks of, and can be highly sensitive to changes in the value of, the related currency or other reference asset. As such, a small investment could have a potentially large impact on the Fund’s performance. Whether or not the Fund engages in currency hedging transactions, the Fund may experience a decline in the value of its portfolio securities, in U.S. dollar terms, due solely to fluctuations in currency exchange rates. Use of currency hedging transactions may cause the Fund to experience losses greater than if the Fund had not engaged in such transactions.

The Fund’s transactions in foreign currencies may increase or accelerate the Fund’s recognition of ordinary income and may affect the timing or character of the Fund’s distributions.

WARRANTS AND RIGHTS RISK

If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Fund loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

The failure to exercise subscription rights to purchase common stock would result in the dilution of the Fund’s interest in the issuing company. The market for such rights is not well developed, and, accordingly, the Fund may not always realize full value on the sale of rights.

OPTIONS RISK

Gains on options transactions depend on the Investment Manager’s ability to predict correctly the direction of stock prices, indexes, interest rates, and other economic factors, and unanticipated changes may cause poorer overall performance for the Fund than if it had not engaged in such transactions. A rise in the value of the security or index underlying a call option written by the Fund exposes the Fund to possible loss or loss of opportunity to realize appreciation in the value of any portfolio securities underlying or otherwise related to the call option. By writing a put option, the Fund assumes the risk of a decline in the underlying security or index. There can be no assurance that a liquid market will exist when the Fund seeks to close out an option position, and for certain options not traded on an exchange no market usually exists. Trading could be interrupted, for example, because of supply and demand imbalances arising from a lack of either buyers or sellers, or an options exchange could suspend trading after the price has risen or fallen more than the maximum specified by the exchange. Although the Fund may be able to offset to some extent any adverse effects of being unable to liquidate an option position, that Fund may experience losses in some cases as a result of such inability, may not be able to close its position and, in such an event would be unable to control its losses.

INTEREST RATE RISK

Interest rate risk is the risk that fixed-income securities, such as preferred and debt securities, and to a lesser extent dividend-paying common stocks, will decline in value because of changes in market interest rates. When market interest rates rise, the market value of such securities generally will fall.

During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled which is generally known as call or prepayment risk. If this occurs, the Fund may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. Market interest rates for investment grade fixed-income securities in which the Fund will invest have recently declined significantly below the recent historical average rates for such securities. This decline may have increased the risk that these rates will rise in the future (which would cause the value of the Fund’s net assets to decline) and the degree to which asset values may decline in such events; however, historical interest rate levels are not necessarily predictive of future interest rate levels.

CONVERTIBLE SECURITIES RISK

Although to a lesser extent than with nonconvertible fixed income securities, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

MLPS AND ENERGY INVESTMENTS RISKS

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Limited Partner Risk. An investment in MLPs involves risks that differ from a similar investment in equity securities, such as common stock, of a corporation. Holders of equity securities issued by MLPs have the rights typically afforded to limited partners in a limited partnership. As compared to common stockholders of a corporation, holders of such equity securities have more limited control and limited rights to vote on matters affecting the partnership. There are certain tax risks associated with an investment in certain MLP units (described further under “Tax Risk” below). Additionally, conflicts of interest may exist among common unit holders, subordinated unit holders and the general partner or managing member of an MLP; for example, a conflict may arise as a result of incentive distribution payments.

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Affiliated Party Risk. Certain MLPs in which the Fund may invest depend upon their parent or sponsor entities for the majority of their revenues. If their parent or sponsor entities fail to make such payments or satisfy their obligations, the revenues and cash flows of such MLPs and ability of such MLPs to make distributions to unit holders, such as the Fund, would be adversely affected.

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General Equity Securities Risk. Equity securities issued by MLPs also are subject to the risks associated with all equity investments, including the risk that the value of such securities will fall due to general market or economic conditions, perceptions regarding the industries in which the issuers of securities held by the Fund participate, changes in interest rates, and the particular circumstances and performance of particular companies whose securities the Fund holds. The price of an equity security of an issuer may be particularly sensitive to general movements in the stock market, or a drop in the stock market may depress the price of most or all of the equity securities held by the Fund. In addition, equity securities of MLPs and MLP affiliates held by the Fund may decline in price if the issuer fails to make anticipated distributions or dividend payments because, among other reasons, the issuer experiences a decline in its financial condition.

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MLP Subordinated Units. MLP subordinated units are MLP units that are subordinate in the capital structure to common units. The Fund will typically purchase MLP subordinated units through negotiated transactions directly with affiliates of MLPs and institutional holders of such units or will purchase newly-issued subordinated units directly from MLPs. Holders of MLP subordinated units are typically entitled to receive minimum quarterly distributions (MQDs) after payments to holders of common units have been satisfied and prior to incentive distributions to the general partner or managing member. MLP subordinated units do not typically provide arrearage rights. MLP subordinated units typically are convertible to MLP common units at a one-to-one ratio. The price of MLP subordinated units is typically tied to the price of the corresponding MLP common unit, less a discount. The size of the discount depends upon a variety of factors, including the likelihood of conversion, the length of time remaining until conversion and the size of the block of subordinated units being purchased or sold.

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Debt Securities. Debt securities issued by MLPs are subject to the risks associated with all debt investments, including interest rate risk, credit risk and lower rated securities risk. Interest rate risk is the risk that bond prices will decline because of rising interest rates. Credit risk is the risk that a security in the Fund’s portfolio will decline in price or the issuer will fail to make dividend, interest or principal payments when due because the issuer of the security experiences a decline in its financial status. Lower rated securities generally involve greater volatility of price and risk of loss of income and principal, and may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities.

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MLP Affiliates and MLP I-Shares. Affiliates of MLPs, such as general partners or managing members of MLPs, may issue equity securities in which the Fund may invest. Many issuers of such equity securities are treated as C corporations for U.S. federal income tax purposes and such securities therefore will have different tax characteristics than securities of QPTPs. MLP I-Shares are securities issued by MLP affiliates that use the proceeds from the sale of MLP I-Shares to purchase limited partnership interests in the MLP in the form of MLP i-units. Securities of MLP affiliates and MLP I-Shares represent an indirect investment in the equity securities of MLPs. Prices and volatilities of the securities of MLP affiliates and MLP I-Shares tend to correlate to the price of MLP common units. Holders of the securities of MLP affiliates and MLP I-Shares are therefore subject to the same risks as holders of equity securities of MLPs.

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MLP Funds. An investment in the shares of another fund is subject to the risks associated with that fund’s portfolio securities. To the extent the Fund invests in shares of another fund, Fund stockholders would indirectly pay a portion of that fund’s expenses, including advisory fees, brokerage and other distribution expenses. These fees and expenses are in addition to the direct expenses of the Fund’s own operations.

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ETNs. An ETN is typically an unsecured, unsubordinated debt security issued by a sponsoring institution, which may include a government entity, financial institution or corporation. ETNs are subject to the credit risk of the sponsoring institution as well as market risk. ETNs that track the performance of MLPs or MLP indices are also subject to the risks applicable to investments in MLPs.

ENERGY SECTOR RISKS

The Fund will be subject to more risks related to the energy sector than if the Fund were more broadly diversified over numerous sectors of the economy. A downturn in the energy sector of the economy could have a larger impact on the Fund than on an investment company that does not concentrate in the sector. Terest rate At times, the performance of securities of companies in the energy sector has lagged the performance of other sectors or the broader market as a whole. Recent uncertainty in the energy markets has had an adverse effect on energy-related securities, including MLPs, and it is unclear when these markets may stabilize. In addition, there are several specific risks associated with investments in the energy sector, including the following:

•	Fluctuations in commodity prices may impact the volume of commodities transported, processed, stored or distributed.

•	Reduced volumes of natural gas or other energy commodities available for transporting, processing, storing or distributing may affect the profitability of MLPs and Energy Investments.

•	Slowdowns in new construction and acquisitions can limit growth potential.

•	A sustained reduced demand for crude oil, natural gas and refined petroleum products that could adversely affect revenues and cash flows.

•	Depletion of the natural gas reserves or other commodities if not replaced, which could impact the ability of MLPs and Energy Investments to make distributions.

•	Changes in the regulatory environment could adversely affect the profitability of MLPs and Energy Investments.

•	Extreme weather or other natural disasters could impact the value of MLPs and Energy Investments.

•	Rising interest rates which could result in a higher cost of capital and divert investors into other investment opportunities.

•	Threats of attack by terrorists on energy assets could impact the market for MLPs and Energy Investments.

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Weakening energy market fundamentals may increase counterparty risk and impact MLP profitability. Specifically, energy companies suffering financial distress may be able to abrogate contracts with MLPs, decreasing or eliminating sources of revenue.

INTEREST RATE RISK TO MLPS AND ENERGY INVESTMENTS

Rising interest rates could increase the costs of capital thereby increasing operating costs and reducing the ability of MLPs and other entities operating in the energy sector to carry out acquisitions or expansions in a cost-effective manner. As a result, rising interest rates could negatively affect the financial performance of MLPs and other entities operating in the energy sector. Rising interest rates may also impact the price of the securities of MLPs and other entities operating in the energy sector as the yields on alternative investments increase. These risks may be greater in the current market environment because certain interest rates are at historically low levels.

INDUSTRY SPECIFIC RISKS

MLPs and other entities operating in the energy sector are also subject to risks that are specific to the industry within that sector they serve. These sectors include pipelines, gathering and processing, midstream, exploration and production, propane, coal and marine shipping.

SPECIAL PURPOSE ACQUISITION COMPANIES RISK

The Fund may invest in stock, warrants, and other securities of special purpose acquisition companies or similar special purpose entities that pool funds to seek potential acquisition opportunities (“SPACs”). Unless and until an acquisition meeting the SPAC’s requirements is completed, a SPAC generally invests its assets (less a portion retained to cover expenses) in U.S. Government securities, money market securities and cash. If an acquisition that meets the requirements for the SPAC is not completed within a pre-established period of time, the invested funds are returned to the entity’s stockholders. Because SPACs and similar entities have no operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the entity’s management to identify and complete a profitable acquisition. Some SPACs may pursue acquisitions only within certain industries or regions, which may increase the volatility of their prices. In addition, these securities, which are typically traded in the over-the-counter market, may be considered illiquid, be subject to restrictions on resale, and/or may trade at a discount.

DERIVATIVES AND HEDGING TRANSACTIONS RISK

The Fund’s use of derivatives, including for the purpose of hedging interest rate or foreign currency risks, presents risks different from, and possibly greater than, the risks associated with investing directly in traditional securities. In certain types of derivatives transactions the Fund could lose the entire amount of its investment; in other types of derivatives transactions the potential loss is theoretically unlimited. Although both OTC and exchange-traded derivatives markets may experience lack of liquidity, OTC non-standardized derivatives transactions are generally less liquid than exchange-traded instruments. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which once reached, would prevent the liquidation of open positions. If it is not possible to close an open derivative position entered into by the Fund, the Fund may be required to make cash payments of variation (or mark-to-market) margin and, if the Fund has insufficient cash, it may have to sell portfolio securities to meet variation margin requirements at a time when it may be disadvantageous to do so. The inability to close derivatives transactions positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio. Derivatives transactions entered into to seek to manage the risks of the Fund’s portfolio of securities may have the effect of limiting gains from otherwise favorable market movements. The use of derivatives transactions may result in losses greater than if they had not been used.

Derivatives transactions can be highly volatile and involve various types and degrees of risk, depending upon the characteristics of the particular derivative, including the imperfect correlation between the value of such instruments and the underlying assets, the possible default of the other party to the transaction and illiquidity of the derivative instruments. Derivatives transactions may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on the Fund’s performance, effecting a form of investment leverage on the Fund’s portfolio. In certain types of derivatives transactions the Fund could lose the entire amount of its investment; in other types of derivatives transactions the potential loss is theoretically unlimited.

The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives transactions. The Fund could experience losses if it were unable to liquidate a derivative position because of an illiquid secondary market. Although both OTC and exchange-traded derivatives markets may experience lack of liquidity, OTC non-standardized derivatives transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a secondary market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days. If it is not possible to close an open derivative position entered into by the Fund, the Fund would continue to be required to make cash payments of variation (or mark-to-market) margin in the event of adverse price movements. In such a situation, if the Fund has insufficient cash, it may have to sell portfolio securities to meet variation margin requirements at a time when it may be disadvantageous to do so. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The inability to close derivatives transactions positions also could have an adverse impact on the Fund’s ability to effectively hedge its portfolio.

Successful use of derivatives transactions also is subject to the ability of the Investment Manager to predict correctly movements in the direction of the relevant market and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the derivatives. Derivatives transactions entered into to seek to manage the risks of the Fund’s portfolio of securities may have the effect of limiting gains from otherwise favorable market movements. The use of derivatives transactions may result in losses greater than if they had not been used (and a loss on a derivatives transaction position may be larger than the gain in a portfolio position being hedged), may require the Fund to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Fund can realize on an investment, or may cause the Fund to hold a security that it might otherwise sell. Amounts paid by the Fund as premiums and cash or other assets held as collateral with respect to derivatives transactions may not otherwise be available to the Fund for investment purposes. The use of currency transactions can result in the Fund incurring losses as a result of the imposition of exchange controls, political developments, government intervention or failure to intervene, suspension of settlements or the inability of the Fund to deliver or receive a specified currency.

The Fund may enter into swap, cap or other transactions to attempt to protect itself from increasing interest or dividend expenses resulting from increasing short-term interest rates on any leverage it incurs or increasing interest rates on securities held in its portfolio. A decline in interest rates may result in a decline in the value of the transaction, which may result in a decline in the NAV of the Fund. A sudden and dramatic decline in interest rates may result in a significant decline in the NAV of the Fund. Depending on the state of interest rates in general, the use of interest rate hedging transactions could enhance or harm the overall performance of the common shares.

In the event the Fund enters into forward currency contracts for hedging purposes, the Fund will be subject to currency exchange rates risk. Currency exchange rates may fluctuate significantly over short periods of time and also can be affected unpredictably by intervention of U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad. The Fund’s success in these transactions will depend principally on the ability of the Investment Manager to predict accurately future foreign currency exchange rates.

The Fund’s investments in forward currency contracts and interest rate swaps would subject the Fund to risks specific to derivatives transactions, including: the imperfect correlation between the value of such instruments and the underlying assets of the Fund, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying assets in the Fund’s portfolio; the loss of principal; the possible default of the other party to the transaction; and illiquidity of the derivative investments. Furthermore, the ability to successfully use derivative instruments depends on the ability of the Investment Manager to predict pertinent market movements, which cannot be assured. Thus, the use of derivative instruments for hedging, currency or interest rate management, or other purposes may result in losses greater than if they had not been used.

Structured notes and other related instruments carry risks similar to those of more traditional derivatives such as futures, forward and option contracts. However, structured instruments may entail a greater degree of market risk and volatility than other types of debt obligations.

The Fund will be subject to credit risk with respect to the counterparties to certain derivatives transactions entered into by the Fund. Derivatives may be purchased on established exchanges or through privately negotiated OTC transactions. Each party to an OTC derivative bears the risk that the counterparty will default.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. The counterparty risk for cleared derivatives transactions is generally lower than for uncleared OTC derivatives transactions since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy their obligations to the Fund.

The U.S. government has enacted legislation that provides for regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The European Union (and some other countries) have adopted similar requirements, which affect the Fund when it enters into a derivatives transaction with a counterparty subject to those requirements. Since these requirements are evolving, their impact on the Fund remains unclear. See also “Regulatory Risk” below.

REGULATORY RISK

The U.S. government has proposed and adopted multiple regulations that could have a long-lasting impact on the Fund and on the investment company industry in general. The SEC’s final rules, related requirements and amendments to modernize reporting and disclosure, along with other potential upcoming regulations, could, among other things, restrict the Fund’s ability to engage in transactions, impact flows into the Fund and/or increase overall expenses of the Fund. In addition, the SEC, Congress, various exchanges and regulatory and self-regulatory authorities, both domestic and foreign, have undertaken reviews of the use of derivatives by registered investment companies, which could affect the nature and extent of instruments used by the Fund. While the full extent of all of these regulations is still unclear, these regulations and actions may adversely affect both the Fund and the instruments in which the Fund invests and its ability to execute its investment strategy. Similarly, regulatory developments in other countries may have an unpredictable and adverse impact on the Fund.

The SEC recently adopted Rule 18f-4 under the 1940 Act relating to a registered investment company’s use of derivatives and certain financing transactions (such as reverse repurchase transactions) that could potentially require the Fund to observe more stringent requirements than are currently imposed by the 1940 Act. Among other things, Rule 18f-4 will require funds that invest in derivative instruments beyond a specified limited amount to apply a value-at-risk based limit to their use of certain derivative instruments and financing transactions and to adopt and implement a derivatives risk management program. A fund that uses derivative instruments in a limited amount will not be subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, funds will no longer be required to comply with the asset segregation framework arising from prior SEC guidance for covering certain derivative instruments and related transactions. The rule may substantially curtail the Fund’s ability to use derivative instruments as part of the Fund’s investment strategy and could ultimately prevent the Fund from being able to achieve its investment goals. Compliance with Rule 18f-4 will not be required until approximately August 2022. As the Fund comes into compliance, the approach to asset segregation and coverage requirements described in this SAI will be impacted.

LIBOR RISK

Many financial instruments are tied to the London Interbank Offered Rate, or “LIBOR,” to determine payment obligations, financing terms, hedging strategies, or investment value. LIBOR is the offered rate for short-term Eurodollar deposits between major international banks. In 2017, the head of the UK Financial Conduct Authority (the “FCA”) announced a desire to phase out the use of LIBOR by the end of 2021. Alternatives to LIBOR are in development in many major financial markets. For example, the U.S. Federal Reserve has begun publishing a Secured Overnight Financing Rate (“SOFR”), a broad measure of secured overnight U.S. Treasury repo rates, as a possible replacement for U.S. dollar LIBOR. Bank working groups and regulators in other countries have suggested other alternatives for their markets, including the Sterling Overnight Interbank Average Rate (“SONIA”) in England. Other countries are introducing their own local-currency-denominated alternative reference rates for short-term lending and global consensus on alternative rates is lacking. The FCA and LIBOR’s administrator, ICE Benchmark Administration (“IBA”) announced a delay in the phase out of a majority of the U.S. dollar LIBOR publications until mid-2023, with the remainder of LIBOR publications to end at the end of 2021. It is possible that the FCA may compel the IBA to publish a subset of LIBOR settings after these dates on a “synthetic” basis, but any such publications would be considered non-representative of the underlying market. There remains uncertainty and risk regarding the willingness and ability of issuers and lenders to include enhanced provisions in new and existing contracts or instruments, the suitability of the proposed replacement rates, and the process for amending existing contracts and instruments remains unclear. As such, the transition away from LIBOR may lead to increased volatility and illiquidity in markets that are tied to LIBOR, reduced values of, inaccurate valuations of, and miscalculations of payment amounts for LIBOR-related investments or investments in issuers that utilize LIBOR, increased difficulty in borrowing or refinancing and reduced effectiveness of hedging strategies, adversely affecting the Fund’s performance or NAV. In addition, any alternative reference rate may be an ineffective substitute resulting in prolonged adverse market conditions for the Fund. Since the usefulness of LIBOR as a benchmark could deteriorate during the transition period, these effects could occur prior to the cessation of LIBOR publications.

OTHER INVESTMENT COMPANIES RISK

To the extent the Fund invests a portion of its assets in investment companies, including open-end funds, closed-end funds, ETFs and other types of pooled investment funds, those assets will be subject to the risks of the purchased investment companies’ portfolio securities, and a stockholder in the Fund will bear not only his or her proportionate share of the Fund’s expenses, but also indirectly the expenses of the purchased investment companies, including advisory fees, brokerage and distribution expenses. These fees and expenses are in addition to the direct expenses of the Fund’s own operations. The Fund’s stockholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. Risks associated with investments in closed-end funds also generally include the risks described in this Prospectus associated with the Fund’s structure as a closed-end investment company, including market risk, leverage risk, risk of market price discount from NAV and risk of anti-takeover provisions. In addition, investments in closed-end funds may be subject to dilution risk, which is the risk that strategies employed by a closed-end fund, such as rights offerings, may, under certain circumstances, have the effect of reducing its share price and the Fund’s proportionate interest. In addition, restrictions under the 1940 Act may limit the Fund’s ability to invest in other investment companies to the extent desired.

The SEC adopted Rule 12d1-4, which permits an investment company to invest in other investment companies beyond the statutory limits, subject to certain conditions, rescinded certain SEC exemptive orders permitting investments in excess of the statutory limits and withdrew certain related SEC staff no-action letters effective January 19, 2022. After such time, an investment company will no longer be able to rely on the aforementioned exemptive orders and no-action letters, and will be subject instead to Rule 12d1-4 and other applicable rules under Section 12(d)(1), which could affect the Fund’s ability to redeem its investments in other investment companies, make such investments less attractive, cause the Fund to incur losses, realize taxable gains distributable to stockholders, incur greater or unexpected expenses or experience other adverse consequences.

In addition, investments in other investment companies may be subject to the following risks:

•	Manager Risk. The Fund’s investments in other funds are subject to the ability of the managers of those funds to achieve the funds’ investment objective.

•	Dilution Risk. Strategies employed by a closed-end fund, such as rights offerings, may, under certain circumstances, have the effect of reducing its share price and the Fund’s proportionate interest.

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Foreign Fund Risk. Risks associated with investments in non-U.S. funds may be different than those of investments in U.S. funds. Non-U.S. funds are subject to different regulatory regimes that may be less rigorous than in the United States in areas such as governance and financial reporting requirements. There also may be less publicly available information about such funds, and investments in these funds may carry special tax consequences. In addition, non-U.S. funds are generally subject to the risks of investing in other types of foreign securities.

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Business Development Companies (“BDCs”) Risk. Investments in closed-end funds that are BDCs may be subject to a high degree of risk. BDCs typically invest in small and medium-sized companies that may not have access to public equity markets for capital raising. As a result, a BDC’s portfolio typically will include a substantial amount of securities purchased in private placements, and the portfolio may carry risks similar to those of a private equity or venture capital fund. Securities that are not publicly registered may be difficult to value and may be difficult to sell at a price representative of their intrinsic value.

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ETF Risk. An ETF that is based on a specific index, whether securities, commodities or a combination of the two, may not be able to replicate and maintain exactly the composition and relative weighting of securities in the index. An ETF also incurs certain expenses not incurred by its applicable index. The market value of an ETF share may differ from its NAV; the share may trade at a premium or discount to its NAV, which may be due to, among other things, differences in the supply and demand in the market for the share and the supply and demand in the market for the underlying assets of the ETF. In addition, certain securities that are part of the index tracked by an ETF may, at times, be unavailable, which may impede the ETF’s ability to track its index. An ETF that utilizes leverage can, at times, be relatively illiquid, which can affect whether its share price approximates NAV. As a result of using leverage, a leveraged ETF is subject to the risk of failure in the futures and options markets it uses to obtain leverage and the risk that a counterparty will default on its obligations, which can result in a loss to the Fund.

RESTRICTED AND ILLIQUID SECURITIES RISK

Illiquid securities are securities that are not readily marketable and may include some restricted securities, which are securities that may not be resold to the public without an effective registration statement under the Securities Act or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. Illiquid investments involve the risk that the securities will not be able to be sold at the time desired by the Fund or at prices approximating the value at which the Fund is carrying the securities on its books. Restricted securities and illiquid securities are often more difficult to value and the sale of such securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of liquid securities trading on national securities exchanges or in the OTC markets. Contractual restrictions on the resale of securities result from negotiations between the issuer and purchaser of such securities and therefore vary substantially in length and scope. To dispose of a restricted security that the Fund has a contractual right to sell, the Fund may first be required to cause the security to be registered. A considerable period may elapse between a decision to sell the securities and the time when the Fund would be permitted to sell, during which time the Fund would bear market risks.

LEVERAGE RISK

The Fund currently seeks to enhance the level of its distributions and total return through the use of leverage. Certain other investment strategies, such as short sales or the use of derivatives, may also be considered a form of economic leverage and may be subject to the risks associated with the use of leverage. Leverage is a speculative technique and there are special risks and costs associated with leveraging. There is no assurance that a leveraging strategy will be successful. Leverage involves risks and special considerations for Common Stockholders, including (i) the likelihood of greater volatility of NAV, market price and dividend rate of the common shares than a comparable portfolio without leverage; (ii) the risk that fluctuations in the interest or dividend rates that the Fund must pay on any leverage will reduce the return on the holders of the common shares; (iii) the effect of leverage in a declining market, which is likely to cause a greater decline in the NAV of the common shares than if the Fund were not leveraged, which may result in a greater decline in the market price of the common shares; and (iv) leverage may increase operating costs, which may reduce total return. Because the Fund utilizes leverage, the fees paid to the Investment Manager for investment advisory and management services are higher than if the Fund did not utilize leverage because the fees paid are calculated based on the Fund’s Managed Assets, which include the principal amount of outstanding Borrowings the liquidation preference of Preferred Shares, if any, and the proceeds of any Reverse Repurchase Agreements. The Fund may borrow in foreign currencies, which will expose the Fund to foreign currency risk. See “—Foreign Currency and Currency Hedging Risk.” Any such exposure is subject to the risk that the U.S. dollar will decline in value relative to the currency in which the Fund has borrowed, in which case the Fund will be worse off than if it had borrowed in U.S. dollars. Similar risks may apply if the Fund engages in leveraging transactions through the use of derivatives.

INFLATION RISK

Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Fund’s shares and distributions thereon can decline. In addition, during any periods of rising inflation, dividend rates of any debt securities issued by the Fund would likely increase, which would tend to further reduce returns to common stockholders.

LOANS OF PORTFOLIO SECURITIES

Consistent with applicable regulatory requirements and the Fund’s investment restrictions, the Fund may lend its portfolio securities to securities broker-dealers or financial institutions, provided that such loans are callable at any time by the Fund, and are at all times collateralized in accordance with applicable regulatory requirements. The advantage of such loans is that the Fund continues to receive the income on the loaned securities while at the same time earning interest on the cash amounts deposited as collateral, which will be invested in short term obligations. The Fund will not lend its portfolio securities if such loans are not permitted by the laws or regulations of any state in which its shares are qualified for sale.

TAX RISK

The Fund may invest in preferred securities or other securities, the Federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. It could be more difficult for the Fund to comply with the tax requirements applicable to RICs if the tax characterization of the Fund’s investments or the tax treatment of the income from such investments were successfully challenged by the IRS.

ACTIVE MANAGEMENT RISK

As an actively managed portfolio, the value of the Fund’s investments could decline because the financial condition of an issuer may change (due to such factors as management performance, reduced demand or overall market changes), financial markets may fluctuate or overall prices may decline, or the Investment Manager’s investment techniques could fail to achieve the Fund’s investment objective or negatively affect the Fund’s investment performance.

POTENTIAL CONFLICTS OF INTEREST RISK

The Investment Manager, the Subadvisors and their affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund. The Investment Manager, the Subadvisors and their affiliates may provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Fund. Subject to the requirements of the 1940 Act, the Investment Manager, the Subadvisors and their affiliates intend to engage in such activities and may receive compensation from third parties for their services. Neither the Investment Manager, the Subadvisors nor their affiliates are under any obligation to share any investment opportunity, idea or strategy with the Fund. As a result, other accounts of the Investment Manager, the Subadvisors and their affiliates may compete with the Fund for appropriate investment opportunities. The results of the Fund’s investment activities, therefore, may differ from those of other accounts managed by the Investment Manager, the Subadvisors or their affiliates, and it is possible that the Fund could sustain losses during periods in which one or more of the proprietary or other accounts managed by the Investment Manager, the Subadvisors or their affiliates achieve profits. The Investment Manager and the Subadvisors have informed the Fund’s Board of Directors that the investment professionals associated with the Investment Manager and Subadvisors are actively involved in other investment activities not concerning the Fund and will not be able to devote all of their time to the Fund’s business and affairs. The Investment Manager, the Subadvisors and their affiliates have adopted policies and procedures designed to address potential conflicts of interests and to allocate investments among the accounts managed by the Investment Manager, the Subadvisors and their affiliates in a fair and equitable manner.

DEPENDENCE ON KEY PERSONNEL RISK

The Investment Manager and the Subadvisors are dependent upon the experience and expertise of certain key personnel in providing services with respect to the Fund’s investments. If the Investment Manager or Subadvisors were to lose the services of these individuals, its ability to service the Fund could be adversely affected. As with any managed fund, the Investment Manager or Subadvisors might not be successful in selecting the best-performing securities or investment techniques for the Fund’s portfolio and the Fund’s performance may lag behind that of similar funds. In addition, the performance of the Fund may also depend on the experience and expertise of individuals who become associated with the Investment Manager or Subadvisors in the future.

PORTFOLIO TURNOVER RISK

The Fund may engage in portfolio trading when considered appropriate, but short-term trading will not be used as the primary means of achieving the Fund’s investment objectives. There are no limits on portfolio turnover, and investments may be sold without regard to length of time held when, in the opinion of the Investment Manager or the Subadvisors, investment considerations warrant such action. A higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund that, when distributed to Common Stockholders, would be taxable to such stockholders as ordinary income.

ANTI-TAKEOVER PROVISIONS

Certain provisions of the Fund’s Charter could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to modify its structure. The provisions may have the effect of depriving common stockholders of an opportunity to sell their shares at a premium over prevailing market prices and may have the effect of inhibiting conversion of the Fund to an open-end investment company. These include provisions for staggered terms of office for Directors, removal of Directors, super-majority voting requirements for merger, consolidation, liquidation, termination and asset sale transactions, amendments to the Charter and conversion to open-end status. Additionally, any stockholder proposing the nomination or election of a person as a Director must supply significant amounts of information designed to enable verification of whether such person is qualified for such office. See “Certain Provisions of the Charter and By-laws” in the Prospectus.

GEOPOLITICAL RISK

Occurrence of global events similar to those in recent years, such as war, terrorist attacks, natural or environmental disasters, country instability, infectious disease epidemics, such as that caused by the COVID-19 virus, market instability, debt crises and downgrades, embargoes, tariffs, sanctions and other trade barriers and other governmental trade or market control programs, the potential exit of a country from its respective union and related geopolitical events, may result in market volatility and may have long-lasting impacts on both the U.S. and global financial markets. Additionally, those events, as well as other changes in foreign and domestic political and economic conditions, could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, secondary trading, credit ratings, inflation, investor sentiment and other factors affecting the value of the Fund’s investments.

An outbreak of respiratory disease caused by a novel coronavirus designated as COVID-19 has resulted in, among other things, extreme volatility in the financial markets and severe losses, reduced liquidity of many instruments, significant travel restrictions, significant disruptions to business operations, supply chains and customer activity, lower consumer demand for goods and services, service and event cancellations, reductions and other changes, strained healthcare systems, as well as general concern and uncertainty. The impact of the COVID-19 outbreak has negatively affected the global economy, the economies of individual countries, and the financial performance of individual issuers, sectors, industries, asset classes, and markets in significant and unforeseen ways. Pandemics may also exacerbate other pre-existing political, social, economic, market and financial risks. The effects of the outbreak in developing or emerging market countries may be greater due to less established health care systems and supply chains. The COVID-19 pandemic and its effects may result in a sustained economic downturn or a global recession, ongoing market volatility and/or decreased liquidity in the financial markets, exchange trading suspensions and closures, higher default rates, domestic and foreign political and social instability and damage to diplomatic and international trade relations. While some vaccines have been developed and approved for use by various governments, the political, social, economic, market and financial risks of COVID-19 could persist for years to come. The foregoing could impair the Fund’s ability to maintain operational standards, disrupt the operations of the Fund’s service providers, adversely affect the value and liquidity of the Fund’s investments, and negatively impact the Fund’s performance and your investment in the Fund.

On January 31, 2020, the United Kingdom (“UK”) withdrew from the European Union (“EU”) (referred to as Brexit), commencing a transition period that ended on December 31, 2020. On January 1, 2021, the EU-UK Trade and Cooperation Agreement, a bilateral trade and cooperation deal governing the future relationship between the UK and the EU, provisionally went into effect. The UK Parliament has already ratified the agreement and the EU Parliament’s approval is pending. Brexit has resulted in volatility in European and global markets and could have negative long-term impacts on financial markets in the UK and throughout Europe. There is considerable uncertainty about the potential consequences of Brexit, the EU-UK Trade and Cooperation Agreement, how future negotiations of trade relations will proceed, and how the financial markets will react to all of the preceding. As this process unfolds, markets may be further disrupted. Given the size and importance of the UK’s economy, uncertainty about its legal, political and economic relationship with the remaining member states of the EU may continue to be a source of instability.

Growing tensions, including trade disputes, between the United States and other nations, or among foreign powers, and possible diplomatic, trade or other sanctions could adversely impact the global economy, financial markets and the Fund. The strengthening or weakening of the U.S. dollar relative to other currencies may, among other things, adversely affect the Fund’s investments denominated in non-U.S. dollar currencies. It is difficult to predict when similar events affecting the U.S. or global financial markets may occur, the effects that such events may have, and the duration of those effects.

REGULATION AND GOVERNMENT INTERVENTION RISK

The global financial crisis led the U.S. government and certain foreign governments to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that experienced extreme volatility, and in some cases a lack of liquidity, including through direct purchases of equity and debt securities. Federal, state and other governments and certain foreign governments and their regulatory agencies or self-regulatory organizations may take legislative and regulatory actions that affect the regulation of the instruments in which the Fund invests, or the issuers of such instruments, in ways that are unforeseeable. Such legislation or regulation may change the way in which the Fund is regulated and could limit or preclude the Fund’s ability to achieve its investment objective.

The SEC and its staff are also reportedly engaged in various initiatives and reviews that seek to improve and modernize the regulatory structure governing investment companies. These efforts appear to be focused on risk identification and controls in various areas, including embedded leverage through the use of derivatives and other trading practices, cybersecurity, liquidity, valuation, enhanced regulatory and public reporting requirements and the evaluation of systemic risks. Any new rules, guidance or regulatory initiatives resulting from these efforts could increase the Fund’s expenses and impact its returns to stockholders or, in the extreme case, impact or limit its use of various portfolio management strategies or techniques and adversely impact the Fund.

In the aftermath of the global financial crisis, there appears to be a renewed popular, political and judicial focus on finance related consumer protection. Financial institution practices are also subject to greater scrutiny and criticism generally. In the case of transactions between financial institutions and the general public, there may be a greater tendency toward strict interpretation of terms and legal rights in favor of the consuming public, particularly where there is a real or perceived disparity in risk allocation and/or where consumers are perceived as not having had an opportunity to exercise informed consent to the transaction. In the event of conflicting interests between retail investors holding common shares of a closed-end investment company such as the Fund and a large financial institution, a court may similarly seek to strictly interpret terms and legal rights in favor of retail investors.

Changes enacted by the current presidential administration could significantly impact the regulation of financial markets in the United States. Areas subject to potential change, amendment or repeal include trade and foreign policy, corporate tax rates, energy and infrastructure policies, the environment and sustainability, criminal and social justice initiatives, immigration, healthcare and the oversight of certain federal financial regulatory agencies and the Federal Reserve. Certain of these changes can, and have, been effectuated through executive order. For example, the current administration has taken steps to address the COVID-19 pandemic, rejoin the Paris climate accord of 2015, cancel the Keystone XL pipeline and change immigration enforcement priorities. Other potential changes that could be pursued by the current presidential administration could include an increase in the corporate income tax rate; changes to regulatory enforcement priorities; and spending on clean energy and infrastructure. It is not possible to predict which, if any, of these actions will be taken or, if taken, their effect on the economy, securities markets or the financial stability of the United States. The Fund may be affected by governmental action in ways that are not foreseeable, and there is a possibility that such actions could have a significant adverse effect on the Fund and its ability to achieve its investment objective

CYBER SECURITY RISK

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Fund and its service providers (including the Investment Manager and Subadvisors) may be susceptible to operational and information security risks resulting from cyber-attacks and/or other technological malfunctions. In general, cyber-attacks are deliberate, but unintentional events may have similar effects. Cyber-attacks include, among others, stealing or corrupting data maintained online or digitally, preventing legitimate users from accessing information or services on a website, releasing confidential information without authorization, gaining unauthorized access to digital systems for purposes of misappropriating assets and causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service. Successful cyber-attacks against, or security breakdowns of, the Fund, the

Investment Manager, the Subadvisors or a custodian, transfer agent, or other affiliated or third-party service provider may adversely affect the Fund or its stockholders. For instance, cyber-attacks may interfere with the processing of stockholder transactions, affect the Fund’s ability to calculate its NAV, cause the release of private stockholder information or confidential Fund information, impede trading, cause reputational damage, and subject the Fund to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and additional compliance costs. Furthermore, as a result of breaches in cyber security or other operational and technology disruptions or failures, an exchange or market may close or issue trading halts on specific securities or an entire market, which may result in the Fund being, among other things, unable to buy or sell certain securities or financial instruments or unable to accurately price its investments. While the Fund has established business continuity plans and systems designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Similar types of cyber security risks also are present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value.

Each of the Fund, the Investment Manager and Subadvisors may have limited ability to prevent or mitigate cyber-attacks or security or technology breakdowns affecting the Fund’s third-party service providers. While the Fund has established business continuity plans and systems designed to prevent or reduce the impact of cyber-attacks, such plans and systems are subject to inherent limitations.

RISKS OF SECURITIES LINKED TO THE REAL ESTATE MARKET

The Fund may invest in securities of real estate companies. The Fund does not invest in real estate directly, but is subject to the risks associated with the direct ownership of real estate. These risks include:

•	declines in the value of real estate;

•	risks related to general and local economic conditions;

•	possible lack of availability of mortgage funds;

•	overbuilding;

•	extended vacancies of properties;

•	increased competition;

•	increases in property taxes and operating expenses;

•	changes in zoning laws;

•	losses due to costs resulting from the clean-up of environmental problems;

•	liability to third parties for damages resulting from environmental problems;

•	casualty or condemnation losses;

•	limitations on rents;

•	changes in neighborhood values and the appeal of properties to tenants;

•	changes in interest rates;

•	financial condition of tenants, buyers and sellers of real estate;

•	quality of maintenance, insurance and management services;

•	falling home prices;

•	failure of borrowers to repay their loans;

•	early payment or restricting of mortgage loans;

•	slower mortgage origination; and

•	rising construction costs.

Thus, the value of the Fund’s common stock may change at different rates compared to the value of shares of a registered investment company with investments in a mix of different industries and will depend on the general condition of the economy. An economic downturn could have a material adverse effect on the real estate markets and on real estate companies in which the Fund invests, which in turn could result in the Fund not achieving its investment objectives.

SPECIAL RISKS TO HOLDERS OF COMMON SHARES

Dilution Risk. If the Fund determines to conduct a rights offering to subscribe for common shares, holders of common shares may experience dilution or accretion of the aggregate net asset value of their common shares. Such dilution or accretion will depend upon whether (i) such stockholders participate in the rights offering and (ii) the Fund’s net asset value per common share is above or below the subscription price on the expiration date of the rights offering.

Stockholders who do not exercise their subscription rights may, at the completion of such an offering, own a smaller proportional interest in the Fund than if they exercised their subscription rights. As a result of such an offering, a stockholder may experience dilution in net asset value per share if the subscription price per share is below the net asset value per share on the expiration date. If the subscription price per share is below the net asset value per share of the Fund’s shares on the expiration date, a stockholder will experience an immediate dilution of the aggregate net asset value of such stockholder’s shares if the stockholder does not participate in such an offering and the stockholder will experience a reduction in the net asset value per share of such stockholder’s shares whether or not the stockholder participates in such an offering. The Fund cannot state precisely the extent of this dilution (if any) if the stockholder does not exercise such stockholder’s subscription rights because the Fund does not know what the net asset value per share will be when the offer expires or what proportion of the subscription rights will be exercised.

Leverage Risk. The Fund currently uses financial leverage for investment purposes by borrowing from BNPP and is also permitted to use other types of financial leverage, such as through the issuance of debt securities or preferred shares and borrowing from other financial institutions. As provided in the 1940 Act and subject to certain exceptions, the Fund may issue additional senior securities (which may be stock, such as preferred shares, and/or securities representing debt) only if immediately after such issuance the value of the Fund’s total assets, less certain ordinary course liabilities, exceeds 300% of the amount of the debt outstanding and exceeds 200% of the amount of preferred shares and debt outstanding. As of December 31, 2020, the amount of leverage represented approximately 27% of the Fund’s Managed Assets.

The Fund’s leveraged capital structure creates special risks not associated with unleveraged funds having a similar investment objectives and policies. These include the possibility of greater loss and the likelihood of higher volatility of the net asset value of the Fund. Such volatility may increase the likelihood of the Fund having to sell investments in order to meet its obligations to make principal or interest payments on borrowings, or to repay borrowings, when it may be disadvantageous to do so. The Fund’s use of leverage may require it to sell portfolio investments at inopportune times in order to raise cash to deleverage so as to maintain required asset coverage amounts or comply with the mandatory redemption terms of any outstanding preferred shares. The use of leverage magnifies both the favorable and unfavorable effects of price movements in the investments made by the Fund. To the extent that the Fund employs leverage in its investment operations, the Fund is subject to substantial risk of loss. The Fund cannot assure you that borrowings or the issuance of preferred shares will result in a higher yield or return to the holders of the common shares. Also, since the Fund utilizes leverage, a decline in net asset value could affect the ability of the Fund to make common share distributions and such a failure to make distributions could result in the Fund ceasing to qualify as a RIC under the Code. See “Taxation.”

Any decline in the net asset value of the Fund’s investments would be borne entirely by the holders of common shares. Therefore, if the market value of the Fund’s portfolio declines, the leverage will result in a greater decrease in net asset value to the holders of common shares than if the Fund were not leveraged. This greater net asset value decrease will also tend to cause a greater decline in the market price for the common shares. The Fund might be in danger of failing to maintain the required asset coverage of its borrowings or, in an extreme case, the Fund’s current investment income might not be sufficient to meet the interest requirements on the borrowings. In order to counteract such an event, the Fund might need to liquidate investments in order to fund a repayment of some or all of the borrowings.

Impact on Common Shares. Effects of Leverage. Assuming that leverage in the form of Borrowings will represent up to 26.95% of the Fund’s Managed Assets and charge interest or involve payment at a rate set by an interest rate transaction at an annual average rate of approximately 2.19%, the income generated by the Fund’s portfolio (net of estimated expenses) must exceed 0.59% in order to cover such interest payments or payment rates and other expenses specifically related to leverage. Of course, these numbers are merely estimates, used for illustration. Actual interest, or payment rates may vary frequently and may be significantly higher or lower than the rate estimated above.

The following table is furnished in response to requirements of the U.S. Securities and Exchange Commission (the SEC). It is designed to illustrate the effect of leverage on common share total return, assuming investment portfolio total returns (comprised of net investment income of the Fund, realized gains or losses of the Fund and changes in the value of the securities held in the Fund’s portfolio) of –10%, –5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Fund. The table further reflects leverage representing 26.95% of the Fund’s Managed Assets, the Fund’s current projected blended annual average interest rate of 2.19% and a management fee at an annual rate of 0.85% of Managed Assets. These assumptions are based on the Fund’s results for the year ended December 31, 2020, and $225 million in common share offerings.

Assumed Portfolio Total Return	–10%	–5%	0%	5%	10%
Common Share Total Return	(14.5)%	(7.7)%	(0.8)%	6.0%	12.9%

Common share total return is comprised of two elements –the net investment income of the Fund after paying expenses, including interest expenses on the Fund’s Borrowings as described above and dividend payments on any preferred shares issued by the Fund, and gain and losses on the value of the securities the Fund owns. As required by the rules of the SEC, the table assumes the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0%, the Fund must assume that the income it receives on its investments is entirely offset by losses in the value of those securities.

Market Discount Risk. As described above in “Principal Risks of the Fund—Market Discount Risk,” common shares of closed-end funds often trade at a discount to their net asset values and the Fund’s common shares may trade at such a discount. This risk may be greater for investors expecting to sell their common shares of the Fund soon after completion of a public offering. The common shares of the Fund are designed primarily for long term investors and investors in common shares should not view the Fund as a vehicle for trading purposes.

SPECIAL RISKS OF SUBSCRIPTION RIGHTS

Offering Risk. There is a risk that changes in market conditions may result in the underlying common shares purchaseable upon exercise of the subscription rights being less attractive to investors at the conclusion of the subscription period. This may reduce or eliminate the value of the subscription rights. Investors who receive subscription rights may find that there is no market to sell rights they do not wish to exercise. If investors exercise only a portion of the rights, the number of common shares issued may be reduced, and the common shares may trade at less favorable prices than larger offerings for similar securities.

Dilution Risk. As a result of any offering of subscription rights (each, an “Offer”), it is anticipated that even if stockholders fully exercise their rights, they should expect to incur immediate economic dilution and, if they do not exercise all of their rights, they will incur voting dilution. Further, both the sales load and the expenses associated with such an offering paid by the Fund will immediately reduce the NAV of each common stockholder’s common shares. To the extent that the number of common shares outstanding after an Offer will have increased proportionately more than the increase in the size of the Fund’s net assets, stockholders will, at the completion of the Offer, experience immediate dilution of NAV. In addition, if the subscription price for an Offer is less than the Fund’s NAV per common share as of the expiration date of an Offer, stockholders would experience additional immediate dilution of NAV as a result of the Offer. If the Subscription Price is substantially less than the current NAV per common share at the expiration of an Offer, such dilution could be substantial. It is anticipated that the existing common stockholders will experience immediate dilution even if they fully exercise their rights. In addition, whether or not stockholders exercise their rights, they will experience a dilution of NAV of the common shares because they will indirectly bear the expenses of the Offer, which include, among other items, SEC registration fees, printing expenses and the fees assessed by service providers (including the cost of the Fund’s counsel and independent registered public accounting firm). This dilution of NAV will disproportionately affect common stockholders who do not exercise their rights. The Fund cannot state precisely the amount of any decrease because it is not known at this time how many common shares will be subscribed for or what the NAV or market price of the Fund’s common shares will be on the expiration date of an Offer or what the subscription price will be.

In addition to the economic dilution described above, if stockholders do not exercise all of their rights, they will incur voting dilution as a result of an Offer. This voting dilution will occur because such non-exercising stockholders will own a smaller proportionate interest in the Fund after the Offer than they owned prior to the Offer.

HOW THE FUND MANAGES RISK

INVESTMENT LIMITATIONS

The Fund has adopted certain investment limitations designed to limit investment risk that are fundamental and may not be changed without the approval of the holders of a “majority of the outstanding” (as defined below) common shares and, if issued, Preferred Shares voting as a single class, and the approval of the holders of a majority of the Preferred Shares voting as a separate class. Under these limitations, the Fund may not: (1) issue senior securities (including borrowing money for other than temporary purposes) except in conformity with the limits set forth in the 1940 Act or pursuant to exemptive relief therefrom, or pledge, mortgage or hypothecate its assets other than to secure such issuances or borrowings or in connection with permitted investment strategies; (2) act as an underwriter of securities issued by other persons; (3) generally directly purchase or sell real estate; (4) make loans to other persons except through the lending of securities held by it; or (5) invest more than 25% of its total assets in securities of issuers in any one industry (except as discussed herein). Further information about and exceptions to these limitations are contained in the SAI under “Investment objective and Policies” and “Investment Restrictions.” For these purposes, a “majority of the outstanding” shares means the lesser of (a) 67% of the Fund’s outstanding voting securities present at a stockholder meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities.

The Fund may become subject to guidelines that are more limiting than its investment restrictions in order to obtain and maintain ratings from NRSROs on any Preferred Shares that it issues. The Fund does not anticipate that such guidelines would have a material adverse effect on the Common Stockholders or the Fund’s ability to achieve its investment objective. See “Investment objective and Policies” in the SAI for a complete list of the fundamental and non-fundamental investment policies of the Fund.

MANAGEMENT OF INVESTMENT PORTFOLIO AND CAPITAL STRUCTURE TO LIMIT LEVERAGE RISK

The Fund may take certain actions if short-term interest rates increase or market conditions otherwise change (or the Fund anticipates such an increase or change) and the Fund has incurred leverage which begins (or is expected) to adversely affect Common Stockholders. In order to attempt to offset such a negative impact of leverage on Common Stockholders, the Fund may attempt to shorten the average maturity of its overall investment portfolio or may reduce its Borrowings or any Reverse Repurchase Agreements or extend the maturity of any outstanding Preferred Shares. The Fund may also attempt to reduce the leverage by redeeming or otherwise purchasing any Preferred Shares. As explained above under “Use of Leverage—Leverage Risk,” the success of any such attempt to limit leverage risk depends on the Investment Manager’s ability to accurately predict interest rate or other market changes. Because of the difficulty of making such predictions, the Fund may never attempt to manage its capital structure in the manner described in this paragraph.

DERIVATIVE TRANSACTIONS

The Fund may enter into derivative transactions to manage risk. See “Principal Risks of the Fund—Derivatives Risk.”

LIMITATIONS ON BORROWINGS, PREFERRED SHARES AND REVERSE REPURCHASE AGREEMENTS

The Fund is limited under Section 18 of the 1940 Act in the level of Borrowings it may incur and the amount of Preferred Shares it may issue to 33 1/3% and 50%, respectively, of its Managed Assets. See “Description of Shares—Preferred Shares—Limited Issuance of Preferred Shares and Borrowings.” A Reverse Repurchase Agreement would not be subject to the limitations imposed by Section 18 of the 1940 Act. As a result, if the Fund enters into Reverse Repurchase Agreements, it would be permitted to leverage more of its assets than would be permissible through the use of Borrowings and/or the issuance of Preferred Shares. The Fund’s financing, however, obtainable through Reverse Repurchase Agreements is not expected to exceed 33 1/3% of the Fund’s Managed Assets. To the extent the Fund enters into Reverse Repurchase Agreements, the Fund will “cover” its exposure under the Reverse Repurchase Agreements by designating on its books and records liquid instruments having a value not less than the repurchase price (including accrued interest). The Fund has no current intention to utilize leverage through the issuance of Preferred Shares or the use of Reverse Repurchase Agreements. See “Use of Leverage.”

MANAGEMENT OF THE FUND

The business and affairs of the Fund are managed under the direction of the Board. The Directors approve all significant agreements between the Fund and persons or companies furnishing services to it, including the Fund’s agreement with its Investment Manager, co-administrator, custodian and transfer agent. The management of the Fund’s day-to-day operations is delegated to its officers, the Investment Manager and the Fund’s co-administrator, subject always to the investment objective and policies of the Fund and to the general supervision of the Directors.

INVESTMENT MANAGER AND SUBADVISORS

Cohen & Steers Capital Management, Inc., with offices located at 280 Park Avenue, New York, New York 10017, has been retained to provide investment advice, and, in general, to conduct the management and investment program of the Fund under the overall supervision and control of the Directors of the Fund and for the supervision and ongoing monitoring of the Subadvisors. The Investment Manager, a registered investment adviser, was formed in 1986, and as of June 30, 2021 had $96.2 billion in assets under management. Its clients include pension plans, endowment funds and registered investment companies, including some of the largest open-end and closed-end real estate funds. Registered open- and closed-end funds advised by the Investment Manager (the “Cohen & Steers Funds”) invest in U.S. and non-U.S. real estate investment trusts and other real estate securities, infrastructure securities, preferred and other fixed income securities, dividend paying large-cap value securities, and commodities and other “real” assets.

Cohen & Steers Asia Limited (“CNS Asia”), with offices located at 1201-2 Champion Tower, No. 3 Garden Road, Central Hong Kong, is a wholly owned subsidiary of CNS and serves as a Subadvisor pursuant to an agreement with the Investment Manager (a “Subadvisory Agreement”). CNS Asia provides investment research and advisory services with respect to Asia Pacific real estate securities and provides trade order execution services for the Fund. CNS Asia is a registered investment advisor and was formed in 2005.

Cohen & Steers UK Limited (“CNS UK” and, together with CNS Asia, the “Subadvisors”) with offices located at 50 Pall Mall, 7th Floor, London, SW1Y 5JH, United Kingdom, is a wholly owned subsidiary of CNS and serves as a Subadvisor pursuant to a Subadvisory Agreement. CNS UK provides investment research and advisory services to the Investment Manager in connection with managing the Fund’s investments in Europe and provides trade order execution services for the Fund. CNS UK is a registered investment advisor and was formed in 2006.

Under its Investment Management Agreement with the Fund, the Investment Manager furnishes a continuous investment program for the Fund’s portfolio, makes the day-to-day investment decisions for the Fund, and generally manages the Fund’s investments in accordance with the stated policies of the Fund, subject to the general supervision of the Board of the Fund. The Investment Manager is responsible for the management of the Fund’s portfolio. The Investment Manager also performs certain administrative services for the Fund and provides persons satisfactory to the Directors of the Fund to serve as officers of the Fund. Such officers, as well as certain other employees and Directors of the Fund, may be directors, officers or employees of the Investment Manager.

For its services under the Investment Management Agreement, the Fund pays the Investment Manager a monthly investment management fee computed at the annual rate of 0.85% of the Fund’s average daily Managed Assets. Because the investment advisory fees are based on a percentage of Managed Assets, which includes assets attributable to the Fund’s use of leverage, the Investment Manager may have a conflict of interest in the input it provides to the Board regarding whether to use or increase the Fund’s use of leverage.

In addition to the monthly management fee, the Fund pays all other costs and expenses of its operations, including compensation of its Directors, administration, custodian, transfer agency and dividend disbursing expenses, legal fees, expenses of independent auditors, expenses of repurchasing shares, expenses of issuing any preferred shares, listing expenses, expenses of preparing, printing and distributing stockholder reports, notices, proxy statements and reports to governmental agencies and taxes, if any.

A discussion regarding the basis for the Fund’s Board approval of the Investment Management Agreement with the Investment Manager will be available in the Fund’s semi-annual report for the six months ended June 30, 2021.

ADMINISTRATOR AND CO-ADMINISTRATOR

Additionally, the Fund and the Investment Manager have entered into an administration agreement (the “Administration Agreement”). Under the Administration Agreement with the Fund, the Investment Manager is responsible for providing administrative services and assisting the Fund with operational needs, including providing administrative services necessary for the operations of the Fund and furnishing office space and facilities required for conducting the business of the Fund. Under the Administration Agreement, the Fund pays the Investment Manager an amount equal to, on an annual basis, 0.06% of the Fund’s average daily Managed Assets.

In accordance with the Administration Agreement and with the approval of the Board, the Fund has entered into an agreement with State Street as co-administrator under a fund accounting and administration agreement (the “Co-Administration Agreement”). Under the Co-Administration Agreement, State Street has assumed responsibility for certain fund administration services.

PORTFOLIO MANAGERS

The Fund’s portfolio managers are jointly and primarily responsible for the day-to-day management of the Fund:

Benjamin Morton—Mr. Morton joined the Investment Manager in 2003 and currently serves as Executive Vice President of the Investment Manager and Head of the Global Infrastructure investment team. He is based in New York.

Robert Becker—Mr. Becker joined the Investment Manager in 2003 and currently serves as Senior Vice President of the Investment Manager, and a member of the Global Infrastructure investment team. He is based in New York.

William F. Scapell—Mr. Scapell joined the Investment Manager in 2003 and currently serves as Executive Vice President of the Investment Manager and Head of the Fixed Income and Preferred Securities investment team. Mr. Scapell is a Chartered Financial Analyst charterholder. He is based in New York.

Elaine Zaharis-Nikas—Ms. Zaharis-Nikas joined the Investment Manager in 2003 and currently serves as Senior Vice President of the Investment Manager and a member of the Infrastructure investment team. She is based in New York.

DIVIDENDS AND DISTRIBUTIONS

The Board periodically evaluates, and will continue to periodically evaluate, the Fund’s common share distribution policy and may, in the future, change such common share distribution policy. The Fund pays distributions to its common stockholders on a monthly basis after making payment or provision for the cost of any leverage it utilizes and the payment of its expenses, provided that market and economic conditions do not dictate otherwise. The Fund makes distributions to common stockholders pursuant to a “managed dividend policy,” which is a policy by which the Fund seeks to provide its common stockholders with a regular monthly dividend. The Fund’s ordinary income is reduced by the expenses incurred. The 1940 Act allows the Fund to distribute ordinary income at any time and from time to time. Capital gain or loss may be generated by the Fund when it sells investments for amounts different from their adjusted tax basis.

GENERAL

A managed dividend policy would result in the payment of distributions in approximately the same amount or percentage to common stockholders each month (or other period set by our Board). If the source of the distribution were the original capital contribution of the common stockholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Nevertheless, common stockholders who periodically receive the payment of a distribution may be under the impression that they are receiving net profits when they are not. Common stockholders should read any written disclosure regarding distributions carefully, and should not assume that the source of any distribution from us is net profits.

Stockholders will automatically have all dividends and distributions reinvested in common shares of the Fund issued by the Fund or purchased in the open market in accordance with the Fund’s dividend reinvestment plan unless a stockholder elects to opt out of the plan.

MANAGED DISTRIBUTION POLICY

The Fund has a managed distribution policy (the “Policy”) in accordance with exemptive relief issued by the SEC. The Policy gives the Fund greater flexibility to realize long-term capital gains throughout the year and to distribute those gains on a more regular basis to stockholders. In accordance with the Policy, the Fund currently distributes $0.1550 per share on a monthly basis. Therefore, regular monthly distributions throughout the year may include a portion of estimated realized long-term capital gains, along with net investment income, short-term capital gains and return of capital.

The Fund may therefore pay distributions in excess of the Fund’s investment company taxable income and net realized gains. This excess would be a return of capital distributed from the Fund’s assets. Distributions of capital decrease the Fund’s total assets and, therefore, could have the effect of increasing the Fund’s expense ratio. In addition, in order to make these distributions, the Fund may have to sell portfolio securities at a less than opportune time. These effects could have a negative impact on the price investors receive when they sell shares of the Fund.

The actual source of all distributions paid by the Fund, including net investment income, is subject to change and is not determined until after the end of the year. Until the Fund receives a final determination from these companies as to the source of distributions—generally around January 31 of the following year—the Fund cannot provide a final determination of the source of distributions paid.

If the Fund does not generate sufficient earnings (dividends and interest income and realized net capital gain) equal to or in excess of the aggregate distributions paid by the Fund in a given year, then the amount distributed in excess of the Fund’s earnings would generally be deemed a return of capital to the extent of the stockholder’s tax basis in the shares (reducing the basis accordingly) and as capital gains thereafter. Since a return of capital is considered a return of a portion of a stockholder’s original investment, it is generally not taxable and is treated as a reduction in the stockholder’s tax basis, thereby increasing the stockholder’s potential taxable gain or reducing the potential taxable loss on the sale of the shares.

You should not draw any conclusions about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the Policy. Distributions sourced from paid-in capital should not be considered as the dividend yield or total return of an investment in the Fund. Stockholders who receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Stockholders should not assume that the source of a distribution from the Fund is net profit.

In accordance with the Policy, the Fund is required to adhere to certain conditions in order to distribute long-term capital gains during the year. The Board may amend, terminate or suspend the Policy at any time, which could have an adverse effect on the market price of the Fund’s common shares.

CLOSED-END STRUCTURE

The Fund is diversified closed-end management investment company. Closed-end investment companies differ from open-end investment companies (open-end funds or mutual funds) in that closed-end investment companies generally list their shares for trading on a stock exchange and do not redeem their shares at the request of the stockholder. This means that if you wish to sell your shares of a closed-end investment company you must trade them on the market like any other stock at the prevailing market price at that time. In an open-end fund, if the stockholder wishes to sell shares, the fund will redeem or buy back the shares at NAV. Open-end funds generally offer new shares on a continuous basis to new investors, and closed-end investment companies generally do not. The continuous inflows and outflows of assets in an open-end fund can make it difficult to manage the fund’s investments. By comparison, closed-end investment companies are generally able to stay fully invested in securities that are consistent with their investment objective, and also have greater flexibility to make certain types of investments, and to use certain investment strategies, such as leverage and investments in illiquid securities.

Shares of closed-end investment companies frequently trade at a discount to their NAV. See “Principal Risks of the Fund—Risk of Market Price Discount From Net Asset Value.” Because of this possibility and the recognition that any such discount may not be in the best interest of stockholders, the Fund’s Board of Directors might consider from time to time engaging in open market repurchases, tender offers for shares at NAV or other programs intended to reduce the discount. The Fund cannot guarantee or assure, however, that the Fund’s Board of Directors will decide to engage in any of these actions. Nor is there any guarantee or assurance that such actions, if undertaken, would result in shares trading at a price equal or close to NAV per share. See “Repurchase of Shares.” The Board may also consider converting the Fund to an open-end fund, which would require a vote of the stockholders of the Fund.

REPURCHASE OF SHARES

Shares of closed-end investment companies often trade at a discount to NAV, and the Fund’s shares may also trade at a discount to their NAV, although it is possible that they may trade at a premium above NAV. The market price of the common shares will be determined by such factors as relative demand for and supply of shares in the market, the Fund’s NAV, general market and economic conditions and other factors beyond the control of the Fund.

Although Common Stockholders will not have the right to redeem their shares, the Fund may take action to repurchase shares in the open market or make tender offers for its shares at NAV. During the pendency of any tender offer, the Fund will publish how Common Stockholders may readily ascertain the NAV. For more information see “Repurchase of Shares” in the SAI. Repurchase of the common shares may have the effect of reducing any market discount to NAV.

The Board has authorized the repurchase of up to 10% of the Fund’s outstanding common shares through December 31, 2021. This authorization is a standing authorization that may be executed in the discretion of the Fund’s officers. The Fund’s officers are authorized to use the Fund’s general corporate funds to repurchase common shares. While the Fund may incur debt to finance common share repurchases, such debt financing would require further approval of the Board, and the Fund does not currently intend to incur debt to finance common share repurchases. Although the Board has authorized such repurchases, the Fund is not required to repurchase its common shares. The Board has not established a limit on the number of shares that could be purchased during such period. Pursuant to the 1940 Act, the Fund may repurchase its common shares on a securities exchange (provided that the Fund has informed its stockholders within the preceding six months of its intention to repurchase such shares) or pursuant to tenders and may also repurchase shares privately if the Fund meets certain conditions regarding, among other things, distribution of net income for the preceding fiscal year, status of the seller, price paid, brokerage commissions, prior notice to stockholders of an intention to purchase shares and purchasing in a manner and on a basis that does not discriminate unfairly against the other stockholders through their interest in the Fund. The Fund has not and will not, unless otherwise set forth in a Prospectus Supplement and accomplished in accordance with applicable law and positions of the SEC’s staff, repurchase common shares (i) immediately after the completion of an offering of common shares (i.e., within sixty days of an overallotment option period) or (ii) at a price that is tied to the initial offering price.

There is no assurance that, if action is undertaken to repurchase or tender for shares, such action will result in the shares trading at a price which approximates their NAV. Although share repurchases and tenders could have a favorable effect on the market price of the shares, you should be aware that the acquisition of shares by the Fund will decrease the total assets of the Fund and, therefore, have the effect of increasing the Fund’s expense ratio and may adversely affect the ability of the Fund to achieve its investment objective. To the extent the Fund may need to liquidate investments to fund repurchases of shares, this may result in portfolio turnover which will result in additional expenses being borne by the Fund and may result in higher taxes when Fund shares are held in a taxable account. The Board currently consider the following factors to be relevant to a potential decision to repurchase shares: the extent and duration of the discount, the liquidity of the Fund’s portfolio, the impact of any action on the Fund or its stockholders and market considerations. Any share repurchases or tender offers will be made in accordance with the requirements of the Exchange Act and the 1940 Act. See “Taxation” for a description of the potential tax consequences of a share repurchase.

TAXATION

The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Fund and its common stockholders. A more complete discussion of the tax rules applicable to the Fund and its stockholders can be found in the SAI that is incorporated by reference into this Prospectus. This summary does not discuss the consequences of an investment in subscription rights to acquire shares of the Fund’s stock. The tax consequences of such an investment will be discussed in a relevant prospectus supplement.

This discussion assumes you are a taxable U.S. person (as defined for U.S. federal income tax purposes) and that you hold your shares as capital assets (generally, for investment). The discussion is based upon current provisions of the Code, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to those set forth below. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Fund and its stockholders (including stockholders subject to special tax rules and stockholders owning large positions in the Fund), nor does this discussion address any state, local or foreign tax concerns.

The discussion set forth herein does not constitute tax advice. Investors are urged to consult their own tax advisers to determine the tax consequences to them of investing in the Fund.

Taxation of the Fund

The Fund has elected to be treated and intends to qualify annually as a RIC under Subchapter M of the Code. Accordingly, the Fund must, among other things,

(i) derive in each taxable year at least 90% of its gross income from (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies and (b) net income derived from interests in certain publicly traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each a “Qualified Publicly Traded Partnership”); and

(ii) diversify its holdings so that, at the end of each quarter of each taxable year (a) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more Qualified Publicly Traded Partnerships.

As a RIC, the Fund generally is not subject to U.S. federal income tax on income and gains that it distributes each taxable year to stockholders, provided that it distributes at least 90% of the sum of the Fund’s (i) investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short term capital gain over net long term capital loss, and other taxable income other than any net capital gain (as defined below) reduced by deductible expenses) determined without regard to the deduction for dividends paid and (ii) net tax-exempt interest income (the excess of its gross tax-exempt interest income over certain disallowed deductions), if any. The Fund intends to distribute at least annually substantially all of such income. The Fund will be subject to income tax at regular corporate rates on any investment company taxable income and net capital gain that it does not distribute to its stockholders.

The Fund may either distribute or retain for reinvestment all or part of its net capital gain (which consists of the excess of its net long term capital gain over its net short term capital loss). If any such gain is retained, the Fund will be subject to a corporate income tax on such retained amount. In that event, the Fund may report the retained amount as undistributed capital gain in a notice to its stockholders, each of whom, if subject to U.S. federal income tax on long term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Fund against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its shares by the amount of undistributed capital gains included in the stockholder’s income less the tax deemed paid by the stockholder under clause (ii).

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% federal excise tax at the Fund level. To avoid the tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, and (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Fund’s fiscal year). In addition, the minimum amounts that must be distributed in any year to avoid the federal excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from previous years. For purposes of the excise tax, the Fund will be deemed to have distributed any income on which it paid U.S. federal income tax. Although the Fund intends to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% federal excise tax, there can be no assurance that sufficient amounts of the Fund’s ordinary income and capital gains will be distributed to avoid entirely the imposition of the tax. In that event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement.

Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long term capital gains, qualified dividend income, or “qualified REIT dividends” into higher taxed short term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not qualify as good income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to stockholders.

If for any taxable year the Fund were to fail to qualify as a RIC, all of its taxable income (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to stockholders. The remainder of this discussion assumes the Fund will qualify for taxation as a RIC.

Taxation of Stockholders

Distributions paid to you by the Fund from its investment company taxable income (“ordinary income dividends”) are generally taxable to you as ordinary income to the extent of the Fund’s current or accumulated earnings and profits. Provided that certain holding period and other requirements are met, such distributions (if properly reported by the Fund) may qualify (i) for the dividends received deduction in the case of corporate stockholders to the extent that the Fund’s income consists of dividend income from U.S. corporations, and (ii) in the case of individual stockholders, as qualified dividend income eligible to be taxed at long term capital gains rates to the extent that the Fund receives qualified dividend income. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain qualified foreign corporations. Accordingly, there can be no assurance as to what portion, if any, of the Fund’s distributions will be eligible for the dividends received deduction or for the reduced rates applicable to qualified dividend income.

Properly reported dividends paid by the Fund that are attributable to the Fund’s “qualified REIT dividends” (generally, ordinary income dividends paid by a real estate investment trust, not including capital gain dividends or dividends treated as qualified dividend income), if any, may be eligible for the 20% deduction described in Section 199A of the Code in the case of non-corporate U.S. common stockholders, provided that certain holding period and other requirements are met by the stockholder and the Fund. There can be no assurance as to what portion of the Fund’s distributions will qualify for such deduction.

Distributions made to you from net capital gain (“capital gain dividends”), including capital gain dividends credited to you but retained by the Fund, are taxable to you as long term capital gains if they have been properly reported by the Fund, regardless of the length of time you have owned your Fund shares. Long term capital gain of individuals is generally subject to reduced U.S. federal income tax rates.

Distributions in excess of the Fund’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of your adjusted tax basis of your shares and thereafter will be treated as capital gains. The amount of any Fund distribution that is treated as a tax-free return of capital will reduce your adjusted tax basis in your shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your shares.

Generally, after the close of the calendar year, the Fund will provide you with a written notice reporting the amount of any qualified dividend income or capital gain dividends and other distributions.

Except in the case of a repurchase (the consequences of which are described in the SAI under “Taxation — Taxation of Stockholders—Taxation of U.S. Stockholders”), the sale or other disposition of shares of the Fund will generally result in capital gain or loss to you, and will be long term capital gain or loss if the common shares have been held for more than one year at the time of sale. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long term capital loss to the extent of any capital gain dividends received (including amounts credited as undistributed capital gain dividends) by you with respect to such Fund shares. A loss realized on a sale or exchange of shares of the Fund will be disallowed if other substantially identical shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date of the sale or exchange of the common shares. In such case, the basis of the common shares acquired will be adjusted to reflect the disallowed loss.

Dividends and other taxable distributions are taxable to you even if they are reinvested in additional shares of the Fund. Dividends and other distributions paid by the Fund are generally treated as received by a stockholder at the time the dividend or distribution is made. If, however, the Fund pays you a dividend in January that was declared in the previous October, November or December to stockholders of record on a specified date in one of such months, then such dividend or distribution will be treated for tax purposes as being paid by the Fund and received by you on December 31 of the year in which the dividend or distribution was declared.

Stockholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, foreign, state, local income or other taxes.

DESCRIPTION OF THE SECURITIES

The following is a brief description of the terms of the common shares and subscription rights. This description does not purport to be complete and is qualified by reference to the Fund’s Charter and its By-Laws (the “Governing Documents”). For complete terms of the common shares, please refer to the actual terms of such shares, which are set forth in the Governing Documents. For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the subscription rights agreement relating to such subscription rights (the “Subscription Rights Agreement”).

COMMON SHARES

The Fund is incorporated under the laws of the state of Maryland as a corporation pursuant to the Fund’s Charter, dated January 8, 2004. The Fund is authorized to issue up to 300,000,000 common shares. Each common share has one vote and, when issued and paid for in accordance with the terms of the applicable offering, will be fully paid and non-assessable. All common shares are equal as to distributions, assets and voting privileges and have no conversion, appraisal, preemptive or other subscription rights. As permitted by regulations adopted by the U.S. Securities and Exchange Commission, paper copies of the Fund’s annual and semi-annual shareholder reports will no longer be sent by mail, unless a stockholder specifically requests paper copies of the reports. Instead, the reports will be made available on the Fund’s website at www.cohenandsteers.com, and stockholders will be notified by mail each time a report is posted and provided with a website link to access the report. In the event of liquidation, each of the common shares is entitled to its proportion of the Fund’s assets after payment of debts and expenses and the amounts payable to holders of the Fund’s preferred shares, if any, ranking senior to the Fund’s common shares as described below.

Any additional offerings of shares will require approval by the Board. Any additional offering of common shares will be subject to the requirements of the 1940 Act, which provides that common shares may not be issued at a price below the then current net asset value, exclusive of sales load, except in connection with an offering to existing holders of common shares or with the consent of a majority of the Fund’s common stockholders.

The common shares have been listed and traded on the NYSE under the symbol “UTF” since March 25, 2004. The common shares have historically traded at both a premium and a discount to the Fund’s net asset value. Since the Fund commenced trading on the NYSE, the common shares have traded at a discount to net asset value as high as (29.2)% and a premium as high as 12.4%. The average weekly trading volume of the common shares on the NYSE during the period from January 1, 2020 through December 31, 2020 was 1,626,188 shares.

Unlike open-end funds, closed-end funds like the Fund do not continuously offer shares and do not provide daily redemptions. Rather, if a stockholder determines to buy additional common shares or sell common shares already held, the stockholder may do so by trading through a broker on the NYSE or otherwise.

Shares of closed-end investment companies often trade on an exchange at prices lower than net asset value. Because the market value of the common shares may be influenced by such factors as dividend and distribution levels (which are in turn affected by expenses), dividend and distribution stability, net asset value, market liquidity, relative demand for and supply of such shares in the market, unrealized gains, general market and economic conditions and other factors beyond the control of the Fund, the Fund cannot assure you that common shares will trade at a price equal to or higher than net asset value in the future. The common shares are designed primarily for long term investors and you should not purchase the common shares if you intend to sell them soon after purchase.

The Fund’s common stockholders vote as a single class to elect the Board and on additional matters with respect to which the 1940 Act, Maryland law, the Governing Documents or resolutions adopted by the Directors provide for a vote of the Fund’s common stockholders. See “Certain Provisions of the Charter and By-laws.”

The Fund is a diversified, closed-end management investment company and as such its stockholders do not, and will not, have the right to require the Fund to repurchase their shares. The Fund, however, has authorized the repurchase of up to 10% of the outstanding common shares through December 31, 2021. During the year ended December 31, 2020, the Fund did not repurchase any common shares. Pursuant to the 1940 Act, the Fund may repurchase its common shares on a securities exchange (provided that the Fund has informed its stockholders within the preceding six months of its intention to repurchase such shares) or pursuant to tenders and may also repurchase shares privately if the Fund meets certain conditions regarding, among other things, distribution of net income for the preceding fiscal year, status of the seller, price paid, brokerage commissions, prior notice to stockholders of an intention to purchase shares and purchasing in a manner and on a basis that does not discriminate unfairly against the other stockholders through their interest in the Fund.

When the Fund repurchases its common shares for a price below net asset value, the net asset value of the common shares that remain outstanding will be enhanced, but this does not necessarily mean that the market price of the outstanding common shares will be affected, either positively or negatively. The repurchase of common shares will reduce the total assets of the Fund available for investment and may increase the Fund’s expense ratio.

Book-Entry. The common shares will be held in the name of Cede & Co. as nominee for the Depository Trust Company (“DTC”). The Fund will treat Cede & Co. as the holder of record of the common shares for all purposes. In accordance with the procedures of DTC, however, purchasers of common shares will be deemed the beneficial owners of shares purchased for purposes of distributions, voting and liquidation rights.

SUBSCRIPTION RIGHTS

General. We may issue subscription rights to holders of our common shares to purchase additional common shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of our common shares, we would distribute certificates evidencing the subscription rights and a Prospectus Supplement to our common stockholders as of the record date that we set for determining the stockholders eligible to receive subscription rights in such subscription rights offering.

The applicable Prospectus Supplement would describe the following terms of subscription rights in respect of which this Prospectus is being delivered:

•

the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

•	the title of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof);

•	the number of such subscription rights issued in respect of each common share;

•	the number of rights required to purchase a single common share;

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right we may have in connection with such subscription rights offering; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights. Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the Prospectus Supplement we would issue, as soon as practicable, the common shares purchased as a result of such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

1940 Act Limitations. The Fund may in the future, and at its discretion, choose to make offerings to its common stockholders to purchase additional common shares. A future rights offering may be transferable or non-transferable. Any such future rights offering will be made in accordance with the 1940 Act. Under the laws of the State of Maryland, the Board is authorized to approve rights offerings without obtaining stockholder approval. The staff of the SEC has interpreted the 1940 Act as not requiring stockholder approval of a transferable rights offering to purchase common stock at a price below the then current net asset value so long as certain conditions are met, including: (i) a good faith determination by a fund’s board of directors that such offering would result in a net benefit to existing stockholders; (ii) the offering fully protects stockholders’ preemptive rights and does not discriminate among stockholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by stockholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

PREFERRED SHARES

The Governing Documents provide that the Board may authorize and cause the Fund to issue preferred shares and to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for such preferred shares. Holders of common shares have no preemptive right to purchase any preferred shares that might be issued.

Under the 1940 Act, the Fund is not permitted to issue preferred shares unless immediately after such issuance the value of the Fund’s total assets is at least 200% of the liquidation value of the outstanding preferred shares (i.e., the liquidation value may not exceed 50% of the Fund’s total assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its common shares unless, at the time of such declaration, the value of the Fund’s total assets is at least 200% of such liquidation value. If the Fund issues preferred shares, it may be subject to restrictions imposed by guidelines of one or more rating agencies that may issue ratings for preferred shares issued by the Fund. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Fund by the 1940 Act. It is not anticipated that these covenants or guidelines would impede the Investment Manager from managing the Fund’s portfolio in accordance with the Fund’s investment objectives and policies.

Although terms of any preferred shares that the Fund might issue in the future, including liquidation preference and redemption provisions, will be determined by the Board, subject to applicable law and the Governing Documents, the Fund also believes that it is likely that the terms of any such preferred shares would be similar to those stated below.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of preferred shares will be entitled to receive a preferential liquidating distribution, which would be expected to equal the original purchase price per preferred share plus accrued and unpaid dividends, whether or not declared, before any distribution of assets is made to holders of common shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred shares would not be entitled to any further participation in any distribution of assets by the Fund.

Voting Rights. The 1940 Act requires that the holders of any preferred shares, voting separately as a single class, have the right to elect at least two directors at all times. The remaining directors will be elected by holders of common shares and preferred shares, voting together as a single class. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities then outstanding, the holders of any preferred shares have the right to elect a majority of the directors at any time two years’ dividends on any preferred shares are unpaid. The 1940 Act also requires that, in addition to any approval by stockholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred shares, voting separately as a class, would be required to (1) adopt any plan of reorganization that would adversely affect the preferred shares, and (2) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Fund’s sub-classification as a closed-end investment company or changes in its fundamental investment restrictions. See “Certain Provisions of the Charter and By-laws.” As a result of these voting rights, the Fund’s ability to take any such actions may be impeded to the extent that there are any preferred shares outstanding. The Board presently intends that, except as otherwise indicated in this Prospectus and except as otherwise required by applicable law, holders of any preferred shares will have equal voting rights with holders of common shares (one vote per share, unless otherwise required by the 1940 Act) and will vote together with holders of common shares as a single class.

It is expected that if preferred shares are issued, the affirmative vote of the holders of a majority of any outstanding preferred shares, voting as a separate class, would be required to amend, alter or repeal any of the preferences, rights or powers of holders of preferred shares so as to affect materially and adversely such preferences, rights or powers. The class vote of holders of preferred shares described above would in each case be in addition to any other vote required to authorize the action in question.

Redemption, Purchase and Sale of Preferred Shares by the Fund. The terms of any preferred shares are expected to provide that (1) they are redeemable by the Fund in whole or in part at the original purchase price per share plus accrued and unpaid dividends per share, (2) the Fund may tender for or purchase preferred shares and (3) the Fund may subsequently resell any shares so tendered for or purchased. Any redemption or purchase of preferred shares by the Fund would reduce the leverage applicable to the common shares, while any resale of shares by the Fund would increase that leverage.

The discussion above describes the possible offering of preferred shares by the Fund. If the Board determines to proceed with such an offering, the terms of the preferred shares may be the same as, or different from, the terms described above, subject to applicable law and the Governing Documents. The Board, without the approval of the holders of common shares, may authorize an offering of preferred shares or may determine not to authorize such an offering, and may fix the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for the preferred shares to be offered.

OUTSTANDING SECURITIES

The following information regarding the Fund’s authorized shares is as of June 30, 2021.

Title of Class	Amount Authorized	Amount Held by Fund or for its Account	Amount Outstanding Exclusive of Amount Held by Fund
Common Shares	300,000,000	None	93,716,062

CERTAIN PROVISIONS OF THE CHARTER AND BYLAWS

The Fund has provisions in its Charter and By-Laws that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure. The Board is divided into three classes, each having a term ending at the third annual meeting of stockholders following the election of such class and until their successors are duly elected and qualify. At the annual meeting of stockholders in each year, the term of one class will expire and Directors will be elected to serve in that class for terms of three years. This provision could delay for up to two years the replacement of a majority of the Board. A Director may be removed from office only for cause and then only by a vote of the holders of at least 75% of the votes entitled to be cast for the election of directors.

The affirmative vote of at least 75% of the entire Board of Directors is required to authorize the conversion of the Fund from a closed-end to an open-end fund. Such conversion also requires the affirmative vote of the holders of at least 75% of the votes entitled to be cast thereon by the stockholders of the Fund unless it is approved by a vote of at least 75% of the Continuing Directors (as defined below), in which event such conversion requires the approval of the holders of a majority of the votes entitled to be cast thereon by the stockholders of the Fund. A “Continuing Director” is any member of the Board who (i) is not a person or affiliate of a person other than an investor engaged by the Fund’s Investment Manager who enters or proposes to enter into a Business Combination (as defined below) with the Fund (an “Interested Party”) and (ii) who has been a member of the Board for a period of at least 12 months, or has been a member of the Board since the Fund’s initial public offering of common shares, or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board. The affirmative vote of at least 75% of the votes entitled to be cast thereon by stockholders of the Fund will be required to amend the Charter to change any of the provisions in this paragraph and the preceding paragraph.

The affirmative votes of at least 75% of the entire Board of Directors and the holders of at least (i) 80% of the votes entitled to be cast thereon by the stockholders of the Fund and (ii) in the case of a Business Combination, 66 2/3% of the votes entitled to be cast thereon by the stockholders of the Fund other than votes held by an Interested Party who is (or whose affiliate or associate is) a party to a Business Combination or an affiliate or associate of the Interested Party, are required to authorize any of the following transactions:

(i) a merger, consolidation or statutory share exchange of the Fund with or into any other entity;

(ii) the issuance or transfer by the Fund (in one or a series of transactions in any 12-month period) of any securities of the Fund to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding (a) issuances or transfers of debt securities of the Fund, (b) sales of securities of the Fund in connection with a public offering, (c) issuances of securities of the Fund pursuant to a dividend reinvestment plan adopted by the Fund, (d) issuances of securities of the Fund upon the exercise of any stock subscription rights distributed by the Fund and (e) portfolio transactions effected by the Fund in the ordinary course of business;

(iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund (in one or a series of transactions in any 12-month period) to or with any person or entity of any assets of the Fund having an aggregate fair market value of $1,000,000 or more except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Fund in the ordinary course of its business (transactions within clauses (i) and (ii) and this clause (iii) above being known individually as a “Business Combination”);

(iv) any voluntary liquidation or dissolution of the Fund or an amendment to the Charter to terminate the Fund’s existence; or

(v) any stockholder proposal as to specific investment decisions made or to be made with respect to the Fund’s assets.

However, the stockholder vote described above will not be required with respect to the foregoing transactions (other than those set forth in (v) above) if they are approved by a vote of at least 75% of the Continuing Directors. In that case, if Maryland law requires stockholder approval, the affirmative vote of a majority of votes entitled to be cast thereon shall be required and if Maryland law does not require stockholder approval, no stockholder approval will be required. The Fund’s By-Laws contain provisions the effect of which is to prevent matters, including nominations of Directors, from being considered at a stockholders’ meeting where the Fund has not received notice of the matters. To be timely, a stockholder’s notice shall set forth all information required under the By-Laws and shall be delivered to the secretary at the principal executive officer of the Fund not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The Board has determined that the foregoing voting requirements, which are generally greater than the minimum requirements under Maryland law and the 1940 Act, are in the best interest of the Fund’s stockholders generally.

Reference is made to the Charter and By-Laws of the Fund, on file with the Securities and Exchange Commission, for the full text of these provisions. These provisions could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. On the other hand, these provisions may require persons seeking control of the Fund to negotiate with its management regarding the price to be paid for the shares required to obtain such control, they promote continuity and stability and they enhance the Fund’s ability to pursue long-term strategies that are consistent with its investment objective.

CUSTODIAN, TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND REGISTRAR

State Street Bank and Trust, located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, serves as the Custodian of the Fund’s assets pursuant to a custody agreement. Under the custody agreement, the Custodian holds the Fund’s assets in compliance with the 1940 Act. For its services, the Custodian receives a monthly fee based upon, among other things, the average value of the total assets of the Fund, plus certain charges for securities transactions.

Computershare, located at 150 Royall Street, Canton, Massachusetts 02021, serves as the Fund’s dividend disbursing agent, as agent under the Fund’s Plan and Voluntary Cash Purchase Plan and as transfer agent and registrar with respect to the common shares of the Fund.

LEGAL MATTERS

Certain legal matters will be passed on by Skadden, Arps, Slate, Meagher & Flom LLP, 500 Boylston Street, Boston, Massachusetts 02116 and Venable LLP, 750 East Pratt Street, Baltimore, Maryland, 21202, in connection with the offering of the securities.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP serves as the independent registered public accounting firm of the Fund and audits the financial statements of the Fund and assists in the preparation and/or review of the Fund’s federal and state income tax returns. PricewaterhouseCoopers LLP is located at 300 Madison Avenue, New York, New York 10017.

AVAILABLE INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act, and in accordance therewith files reports and other information with the SEC. Reports, proxy statements and other information filed by the Fund with the SEC pursuant to the informational requirements of such Acts can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

The common shares are listed on the NYSE under the symbol “UTF.” Reports, proxy statements and other information concerning the Fund and filed with the SEC by the Fund will be available for inspection at the NYSE, 11 Wall Street, New York, New York, 10005.

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s web site (http://www.sec.gov).

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this Prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this Prospectus and any accompanying Prospectus Supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this Prospectus. Any statement in a document incorporated by reference into this Prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this Prospectus or (2) any other subsequently filed document that is incorporated by reference into this Prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•

our annual report on Form N-CSR for the fiscal year ended December 31, 2020, which includes the Financial Highlights for years ended 2020, 2019, 2018, 2017, and 2016, filed with the SEC on March 8, 2021;

•	our definitive proxy statement on Schedule 14A for our 2021 annual meeting of stockholders, filed with the SEC on March 9, 2021;

•	the Financial Highlights for years ended 2015, 2014, 2013, 2012, and 2011, in our annual report on Form N-CSR for the fiscal year ended December 31, 2015, filed with the SEC on March 4, 2016;

•

the description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-32020) filed with the SEC on March 4, 2004, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

To obtain copies of these filings, see “Available Information” in this Prospectus. We will also provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus or any accompanying Prospectus Supplement. You should direct requests for documents by writing to the Fund at 280 Park Avenue, New York, New York 10017.

This Prospectus is also available on our website at www.cohenandsteers.com. Information contained on our website is not incorporated by reference into this Prospectus or any accompanying Prospectus Supplement and should not be considered to be part of this Prospectus or any accompanying Prospectus Supplement.

PRIVACY PRINCIPLES OF THE FUND

The Fund is committed to maintaining the privacy of its stockholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information the Fund collects, how the Fund protects that information and why, in certain cases, the Fund may share information with select other parties.

Generally, the Fund does not receive any non-public personal information relating to its stockholders, although certain non-public personal information of its stockholders may become available to the Fund. The Fund does not disclose any non-public personal information about its stockholders or former stockholders to anyone, except as permitted by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).

The Fund restricts access to non-public personal information about its stockholders to employees of the Fund, the Investment Manager, and its affiliates with a legitimate business need for the information. The Fund maintains physical, electronic and procedural safeguards designed to protect the non-public personal information of its stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Prospectus constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Fund to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under “Principal Risks of the Fund” and elsewhere in this Prospectus. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity or achievements, and neither the Fund nor any other person assumes responsibility for the accuracy and completeness of such statements.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

An SAI dated as of August 5, 2021, has been filed with the SEC and is incorporated by reference in this Prospectus. You may obtain free of charge a copy of the SAI by visiting our website at www.cohenandsteers.com, by calling 800-330-7348, or by writing to the Fund, or obtain a copy (and other information regarding the Fund) from the Securities and Exchange Commission’s web site (http://www.sec.gov). The Table of Contents of the SAI is as follows:

CORPORATE BOND RATINGS

MOODY’S INVESTORS SERVICE, INC.

Aaa	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A	Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B	Obligations rated B are considered speculative and are subject to high credit risk.

Caa	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

S&P GLOBAL RATINGS

AAA	An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A	An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB	An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB; B; CCC; CC; and C	Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB	An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

A-1

B	An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC	An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C	An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D	An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

*	Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

A-2

$225,000,000

Cohen & Steers

Infrastructure Fund, Inc.

Common Stock

Subscription Rights to Purchase Common Stock

PROSPECTUS

August 5, 2021

Cohen & Steers Infrastructure Fund, Inc.

Up to 7,750,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

August 9, 2021